UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INTERNATIONAL TOWER HILL MINES LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

INTERNATIONAL TOWER HILL MINES LTD.

SUITE 2300, 1177 WEST HASTINGS STREET

VANCOUVER, BC V6E 2K3

TEL: 604-683-6332

FAX: 604-408-7499

NOTICE OF 2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held May 28, 2015

To the Shareholders of INTERNATIONAL TOWER HILL MINES LTD.:

NOTICE IS HEREBY GIVEN that the 2015 Annual General Meeting (the “Meeting”) of the shareholders of International Tower Hill Mines Ltd. (the “Company”) will be held at the offices of McCarthy Tetrault LLP, Suite 1300, 777 Dunsmuir Street, Vancouver, British Columbia, on Thursday, May 28, 2015, at the hour of 9:00 a.m. (Vancouver time), for the following purposes:

1.	To receive the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2014 (with comparative statements relating to the preceding fiscal period) together with the report of the auditor thereon;

2.	To fix the number of Directors of the Company at five (5);

3.	To elect the five (5) persons named in the Company’s Information Circular/Proxy Statement as Directors, to hold office until the next annual shareholders’ meeting or until each such Director’s successor is elected and qualified;

4.	To appoint PricewaterhouseCoopers, LLP as auditors/independent registered public accountants of the Company for the fiscal year ending December 31, 2015 and to authorize the Directors to fix the auditors’ remuneration;

5.	To conduct an advisory vote on the compensation of the named executive officers;

6.	To re-approve the Company’s 2006 Incentive Stock Option Plan, and approve any unallocated options thereunder;

7.	To approve the continuation of the Company’s Shareholders Rights Plan; and

8.	To transact any other business that may properly come before the Meeting and any postponements or adjournments thereof.

The Company has fixed the close of business on April 7, 2015 as the record date for the determination of shareholders who are entitled to receive notice of, and to vote at, the Meeting. The transfer books of the Company will not be closed. Only shareholders of record as of the close of business on April 7, 2015 are entitled to receive notice of and to vote at the Meeting and any postponements or adjournments thereof. The accompanying Information Circular/Proxy Statement provides additional information relating to the matters to be dealt with at the Meeting and is incorporated into this notice. It is important that your common shares are represented and voted at the Meeting. For that reason, whether or not you expect to attend in person, please vote your common shares by mail, telephone or through the Internet as detailed in the accompanying Information Circular/Proxy Statement and enclosed Proxy/Voting Instruction Form.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Marla Ritchie
Marla Ritchie,
Corporate Secretary

Vancouver, British Columbia, Canada

April 13, 2015

Important Notice Regarding the Availability of Proxy Materials

for the Annual General Meeting of Shareholders to be Held on May 28, 2015:

The Proxy Statement and 2014 Annual Report to Shareholders

are available at the Company’s website: www.ithmines.com

INTERNATIONAL TOWER HILL MINES LTD.

INFORMATION CIRCULAR/PROXY STATEMENT

INTERNATIONAL TOWER HILL MINES LTD.

SUITE 2300, 1177 WEST HASTINGS STREET

VANCOUVER, BC V6E 2K3

TEL: 604-683-6332

FAX: 604-408-7499

INFORMATION CIRCULAR/PROXY STATEMENT

2015 Annual General Meeting

(Information is as at April 13, 2015 except as indicated)

This information circular/proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of INTERNATIONAL TOWER HILL MINES LTD. (the “Company”) for use at the 2015 Annual General Meeting of Shareholders (the “Meeting”) to be held at the offices of McCarthy Tetrault LLP, Suite 1300, 777 Dunsmuir Street, Vancouver, British Columbia, on Thursday, May 28, 2015, at the hour of 9:00 a.m. (Vancouver time), or any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying proxy/voting instruction form are first being sent to shareholders beginning on or about April 17, 2015.

All dollar amounts used herein are in U.S. dollars unless otherwise noted. References to C$ or CAD represent amounts denominated in Canadian dollars.

At the Meeting, shareholders will vote on the following matters, as well as any other business properly brought before the meeting:

•	Proposal One: To fix the number of Directors for the time being at five (5). The Board recommends a vote FOR this proposal.

•	Proposal Two: To elect as Directors the five (5) nominees named in this Proxy Statement. The Board recommends a vote FOR each of these nominees.

•	Proposal Three: To appoint PricewaterhouseCoopers, LLP as the Company’s auditors/independent registered public accountants for the fiscal year ending December 31, 2015 and to authorize the Directors to fix the auditors’ remuneration. The Board recommends a vote FOR this proposal.

•	Proposal Four: To provide advisory approval of the compensation of our named executive officers. The Board recommends a vote FOR this proposal.

•	Proposal Five: To re-approve the Company’s 2006 Incentive Stock Option Plan. The Board recommends a vote FOR this proposal.

•	Proposal Six: To approve the continuation of the Company’s Shareholders Rights Plan. The Board recommends a vote FOR this proposal.

VOTING AT THE ANNUAL GENERAL MEETING

The only voting securities of the Company are its shares of common stock (the “Common Shares”). Only holders of record of Common Shares at the close of business on April 7, 2015 (the “Record Date”), the date selected as the Record Date by the Board, are entitled to receive notice of and to vote at the Meeting. The holders of Common Shares are entitled to one vote per share on each matter submitted to a vote of the shareholders. The Common Shares will vote together as a single class on all matters to be considered at the Meeting. At the close of business on April 7, 2015, 116,313,638 Common Shares were outstanding and entitled to vote.

On a show of hands, every individual who is present as a registered shareholder or as a duly appointed representative of one or more registered corporate shareholders will have one vote, and on a poll every registered shareholder present in person or represented by a validly appointed proxyholder, and every person who is a duly appointed representative of one or more corporate registered shareholders, will have one vote for each Common Share registered in the name of the shareholder on the list of shareholders, which is available for inspection during normal business hours at Computershare Investor Services Inc. and will be available at the Meeting. Shareholders represented by proxyholders are not entitled to vote on a show of hands.

Two or more holders of an aggregate of 5% of the issued and outstanding Common Shares entitled to vote at the Meeting and who are present, in person or by proxy, will constitute a quorum for the transaction of business at the Meeting or any adjournment or postponement thereof. Abstentions and broker non-votes are counted as present to determine whether there is a quorum for the Meeting. A broker non-vote occurs if a shareholder does not provide the record holder of their shares (usually a bank, broker or other nominee) with voting instructions on a matter and the record holder does not have discretionary voting authority to vote on the matter without instructions from such shareholder.

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Subject to the Company’s Majority Voting in Director Elections Policy (see “Committees of the Board – Corporate Governance and Nominating Committee – Majority Voting Policy” on page 17):

(a)	if the number of Directors fixed for the time being by the shareholders is the same as the number of nominees standing for election as a director, a nominee is elected as a Director by virtue of receiving at least one vote “For”; and

(b)	if the number of Directors fixed for the time being by the shareholders is less than the number of nominees standing for election as a Director, then the number of nominees equal to the number of Directors fixed for the time being who receive the highest proportion of votes cast will be elected as Directors.

The allowable votes with respect to the election of Directors (Proposal Two) are “For” and “Withhold”. “Withhold” votes are only relevant in connection with the Company’s Majority Voting in Director Elections Policy (see “Committees of the Board – Corporate Governance and Nominating Committee – Majority Voting Policy” on page 17). Directors are elected individually, and cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes are not relevant to and will have no effect on this proposal regarding the election of directors.

With respect to the appointment of the auditors (Proposal Three), the allowable votes are “For” and “Withhold”. “Withhold” votes do not represent “Against” votes. Accordingly, a single vote “For” will be sufficient to appoint PricewaterhouseCoopers LLP, who are proposed by the Company’s Audit Committee for appointment as the Company’s auditors/independent registered public accountants for the fiscal year ending December 31, 2015.

With respect to fixing the number of Directors; providing advisory approval of the compensation of the named executive officers; re-approval of the 2006 Incentive Stock Option Plan; and approval of the continuation of the Company’s Shareholders’ Rights Plan (Proposals One, Four, Five and Six), a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on the proposal is required to approve the matter.

For all Proposals, abstentions and broker non-votes will be counted as present at the Meeting, but will not have any effect on the outcome of these matters.

The holders of Common Shares are not entitled to appraisal or dissenters’ rights with respect to any of the matters to be considered at the Meeting.

REVOCABILITY OF PROXY

In addition to revocation in any other manner permitted by law, you may revoke an executed and deposited proxy by (a) except to the extent otherwise noted on such later proxy, signing a new proxy bearing a later date and depositing it at the place and within the time required for the deposit of proxies, (b) signing and dating a written notice of revocation (in the same manner as a proxy is required to be executed as set out in the notes to the proxy) and either depositing it at the place and within the time required for the deposit of proxies or with the Chairman of the Meeting on the day of the Meeting prior to the commencement of the Meeting or (c) registering with the scrutineer at the Meeting as a registered shareholder present in person and indicating you wish to revoke any previously deposited proxy, whereupon any proxy previously executed and deposited by such registered shareholder will be deemed to have been revoked.

Only registered shareholders have the right to revoke a proxy. If you are not a registered shareholder and you wish to change your vote you must, at least seven days before the Meeting, arrange for the intermediary which holds your Common Shares to revoke the proxy given by them on your behalf.

A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

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PERSONS MAKING THE SOLICITATION AND SOLICITATION COSTS

The enclosed proxy is solicited by the Board. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made, without special compensation, by the Company’s officers or employees. The Company may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for their reasonable out-of-pocket expenses incurred in forwarding proxy materials and obtaining authorization from their principals to execute proxies. No solicitation will be made by specifically engaged employees or soliciting agents. Except as detailed under “Non-Registered Shareholders” below, all costs of the solicitation of proxies will be borne by the Company. None of the directors have advised that they intend to oppose any action intended to be taken by the Company as set forth in this Proxy Statement.

The contents and the sending of this Proxy Statement have been approved by the Board.

PROXY INSTRUCTIONS

The persons named in the accompanying proxy are current directors or officers of the Company. If a shareholder wishes to appoint some other person (who need not be a shareholder) to represent that shareholder at the Meeting the shareholder may do so, either by striking out the printed names and inserting the desired person’s name in the blank space provided in the proxy or by completing another proper proxy, and in either case delivering the completed and executed proxy to the Company’s transfer agent, Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, by not later than 4:30 p.m. (Vancouver time) on Monday, May 25, 2015 or, in the event the Meeting is postponed or adjourned, not less than two business days prior to the day set for the recommencement of such postponed or adjourned Meeting. Proxies delivered after such times will not be accepted.

To be valid, the proxy must be dated and be signed by the shareholder or by a duly appointed attorney for such shareholder, or, if the shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer. If a proxy is signed by a person other than the registered shareholder, or by an officer of a registered corporate shareholder, the Chair may require evidence of the authority of such person to sign before accepting such proxy.

THE SHARES REPRESENTED BY PROXY WILL BE VOTED OR WITHHELD FROM VOTING BY THE PROXY HOLDER IN ACCORDANCE WITH THE INSTRUCTIONS OF THE PERSON APPOINTING THE PROXYHOLDER ON ANY BALLOT THAT MAY BE CALLED FOR AND, IF A CHOICE HAS BEEN SPECIFIED WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE SHARES WILL BE VOTED ACCORDINGLY.

If a choice with respect to such matters is not specified or if more than one choice has been specified for the same proposal, the person appointed proxyholder will vote the securities represented by the proxy as recommended by the Board. These recommendations are: FOR fixing the number of directors at five, FOR election of all of the nominees for director named in this Proxy Statement, FOR the appointment of PricewaterhouseCoopers, LLP as the Company’s auditor/independent registered public accountants for the fiscal year ending December 31, 2015, FOR approval, on a non-binding advisory basis, of the compensation of the named executive officers., FOR re-approval of the Company’s 2006 Incentive Stock Option Plan, and FOR the continuation of the Company’s Shareholders’ Rights Plan.

The enclosed proxy, when properly completed and delivered and not revoked, confers discretionary authority upon the person(s) appointed proxyholder(s) thereunder to vote with respect to any amendments or variations of matters identified in the notice of Meeting or any other matters which may properly come before the Meeting. At the time of the printing of this Proxy Statement, the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.

NON-REGISTERED SHAREHOLDERS

The information set out in this section is important to many shareholders as a substantial number of shareholders do not hold their Common Shares in their own name.

Only registered shareholders or duly appointed proxyholders for registered shareholders are permitted to vote at the Meeting. Most of the shareholders of the Company are “non-registered” shareholders because the Common Shares they own are not registered in their names but are instead registered in the name of (or the name of a nominee of) the brokerage firm, bank or trust company through which they purchased the shares. More particularly, a person is not a registered shareholder in respect of Common Shares which are held on behalf of that person (the “Non-Registered Holder”) but which are registered either (a) in the name of an intermediary (the “Intermediary”) that the Non-Registered Holder deals with in respect of the Common Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited in Canada or Depositary Trust and Clearing Corporation in the United States) of which the Intermediary is a participant. In accordance with the “Notice and Access” provisions of National Instrument 54-101 of the Canadian Securities Administrators and applicable United States requirements, the Company has distributed copies of the proxy/voting information form and a notice with information on how Non-Registered Holders may access the notice of Meeting and Proxy Statement electronically (collectively referred to as the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

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Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, if you are a Non-Registered Holder and you have not waived the right to receive the Meeting Materials you will either:

(a)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted to the number of Common Shares beneficially owned by you, but which is otherwise not complete. Because the Intermediary has already signed the proxy, this proxy is not required to be signed by you when submitting it. In this case, if you wish to submit a proxy you should otherwise properly complete the executed proxy provided and deposit it with the Company’s Registrar and Transfer Agent, Computershare Investor Services Inc., as provided above; or

(b)	more typically, a Non-Registered Holder will be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy”, “proxy authorization form” or “voting instruction form”) which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy accompanied by a page of instructions that contains a removable label containing a bar-code and other information. In order for the proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the proxy, properly complete and sign the proxy and return it to the Intermediary or its service company (not the Company or Computershare Investor Services Inc.) in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Common Shares that they beneficially own. If you are a Non-Registered Holder and you wish to vote at the Meeting in person as proxyholder for the Common Shares owned by you, you should strike out the names of the management designated proxy holders named in the proxy authorization form or voting instruction form and insert your name in the blank space provided. In either case, you should carefully follow the instructions of your Intermediary, including when and where the proxy, proxy authorization or voting instruction form is to be delivered.

The Meeting Materials are being sent to both registered shareholders and Non-Registered Holders who have not objected to the Intermediary through which their Common Shares are held disclosing ownership information about themselves to the Company (“NOBO’s”). If you are a NOBO, and the Company or its agent has sent these materials to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary on your behalf.

If you are a Non-Registered Holder who has objected to the Intermediary through which your Common Shares are held disclosing ownership information about you to the Company (an “OBO”), you should be aware that the Company does not intend to pay for Intermediaries to forward the Meeting Materials, including proxies or voting information forms, to OBO’s and therefore an OBO will not receive the Meeting Materials unless that OBO’s Intermediary assumes the cost of delivery.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Other than as disclosed elsewhere in this Proxy Statement, none of the current directors or executive officers, no proposed nominee for election as a director, none of the persons who have been directors or executive officers since the commencement of the Company’s last completed financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

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PROPOSAL ONE – FIXING NUMBER OF DIRECTORS

The business and affairs of the Company are managed under the direction of the Board, which is currently comprised of five members. The Corporate Governance and Nominating Committee of the Board (“CGNC”) has determined that the current size of the Board is appropriate. Accordingly, Management intends to place before the meeting for approval, with or without modification, Proposal One, being a resolution fixing the number of directors for the time being at five (5). It is therefore anticipated that there will be five (5) directors to be elected at the Meeting.

Vote Required for Approval

The affirmative vote of a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on the proposal is required to fix the number of directors for the time being at five (5). The allowable votes with respect to Proposal One are “For,” “Against” and “Withhold”. Abstentions and broker non-votes are not relevant to and will have no effect on Proposal One.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL ONE.

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PROPOSAL TWO – ELECTION OF DIRECTORS

The directors of the Company are elected at each annual meeting of the shareholders and hold office until the next annual general meeting or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the Business Corporations Act (British Columbia) (“BCBCA”). Since the 2014 Annual General Meeting of Shareholders, no fees were paid to any third party to identify or evaluate a potential director nominee.

Information concerning the nominees for election as directors is set forth below under “Directors and Officers.” In the absence of instructions to the contrary, the Common Shares represented by proxies will be voted FOR each of the nominees listed below. Management does not contemplate that any of the nominees will be unable to serve as a director. All of the nominees are current directors of the Company.

Vote Required for Approval

Subject to the Company’s Majority Voting in Director Elections Policy (see “Committees of the Board – Corporate Governance and Nominating Committee – Majority Voting Policy” on page 17):

(a)	if the number of Directors fixed for the time being by the shareholders is the same as the number of nominees standing for election as a director, a nominee is elected as a Director by virtue of receiving at least one vote “For”; and

(b)	if the number of Directors fixed for the time being by the Shareholders is less than the number of nominees standing for election as a Director, then the number of nominees equal to the number of Directors fixed for the time being who receive the highest proportion of votes cast will be elected as Directors.

The allowable votes with respect to the election of Directors (Proposal Two) are “For” and “Withhold”. “Withhold” votes are only relevant in connection with the Company’s Majority Voting in Director Elections Policy (see “Committees of the Board – Corporate Governance and Nominating Committee – Majority Voting Policy” on page 17). Directors are elected individually, and cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes are not relevant to and will have no effect on this proposal regarding the election of directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES. DIRECTORS AND OFFICERS

The following table set forth certain information with respect to current directors and executive officers of the Company as of April 13, 2015.

Name and Residence	Age	Position	Director Since	Current or Former Public Company Directorships	Stock Exchange

Anton J. Drescher British Columbia, Canada	58	Director	October 1, 1991	Xiana Mining Inc. (current) Trevali Mining Corporation (current) Corvus Gold Inc. (current) KazaX Minerals Inc. (former) Oculus VisionTech Inc. (current) Ravencrest Resources Ltd. (current)	TSXV TSX TSX TSXV TSXV, OTC (US) CNSX

John J. Ellis Nevada, USA	79	Director	February 1, 2014	Mexivada Mining Corp. (current) Sunshine Silver Mines Corp. (current)	TSXV, OTC (US) Unlisted

Mark R. Hamilton Alaska, USA	70	Director	November 17, 2011	Alaska Air Group, Inc. (former)	NYSE

Stephen A. Lang Missouri, USA	59	Director, Chair of the Board	February 1, 2014	Allied Nevada Gold Corp. (current) Centerra Gold Corp. (current)	TSX, NYSE MKT TSX

Thomas S. Weng New Jersey, USA	46	Director	August 5, 2013	Scorpio Mining Corporation (current) East Asia Minerals Corporation (current)	TSXV TSXV

Thomas E. Irwin Alaska, USA	68	Chief Executive Officer	N/A	None	N/A

Karl L. Hanneman Alaska, USA	57	Chief Operating Officer	N/A	Northrim BanCorp, Inc. (current)	NASDAQ

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Nominees for the Board:

The directors of the Company are elected at each annual meeting of the shareholders and hold office until the next annual general meeting or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the BCBCA. The following is a brief biographical description of each director nominee, which includes a discussion of the skills and attributes held by each director, and that, in part, led the CGNC to conclude that each respective director should continue to serve as a member of the Board. All of the current members of the Board are standing as nominees for re-election.

Anton J. Drescher – Mr. Drescher has been a Certified Management Accountant since 1981. He is currently (since 2007) a director of Trevali Mining Corporation, a public mining company listed on the TSX, a director (since 2010) of Corvus Gold Inc., a public mineral exploration company listed on the TSX, a director (since 1996) and Chief Financial Officer (since 2012) of Xiana Mining Inc. (formerly Dorato Resources Inc.), a public mineral exploration company listed on the TSXV, President (since 2010) and director of Ravencrest Resources Inc., a public mineral exploration company listed on the CNSX, and the Chief Financial Officer and a director (since 1994) of Oculus VisionTech Inc., a public company involved in watermarking of film and data and listed on the TSXV and the OTC Bulletin Board, and a former director (2012 – 2013) of KazaX Minerals Inc., a public mineral exploration company listed on the TSXV. Mr. Drescher is also the President (since 1979) of Westpoint Management Consultants Limited, a private company engaged in tax and accounting consulting for business reorganizations and the President (since 1998) of Harbour Pacific Capital Corp. a private company involved in regulatory filings for businesses in Canada. Mr. Drescher has served on the Board since 1991, and the CGNC determined to nominate Mr. Drescher for re-election to the Board due to his significant financial and accounting experience together with his director experience with other mining and mineral exploration companies.

John J. Ellis – Mr. Ellis is a Professional Engineer (B.C.) with over 50 years of experience in the mining industry. He currently serves as a Director of Mexivada Mining Corp. (since July 2008) and Sunshine Silver Mines Corporation (since September 2011) and is involved in consulting for a number of international mining companies. Mr. Ellis previously served as Chairman and CEO of AngloGold North America Inc. and Hudson Bay Mining and Smelting Company. Prior to that, he held senior positions at Inspiration Resources Corp., and CVRD-Inco. His career has included service as a Director of the Mining Association of Canada and of the National Mining Association. Mr. Ellis graduated from the Haileybury School of Mines and the Montana College of Science and Technology. Mr. Ellis has served on the Board since February 2014, and the CGNC determined to nominate Mr. Ellis for re-election to the Board due to his significant technical experience together with his director experience with other mining and mineral exploration companies.

Mark R. Hamilton –Mr. Hamilton is a retired U.S. Major-General and has served as the President Emeritus of the University of Alaska since 2010. From 1998 to 2010, Mr. Hamilton was the President of the University of Alaska. Mr. Hamilton received a BSc from the U.S. Military Academy and a Master’s degree in English Literature from Florida State University. He graduated from the Armed Forces Staff College and the U.S. Army War College. Mr. Hamilton is the recipient of the U.S. Armed forces highest peacetime award, the Distinguished Service Medal. His previous board experience includes: Member of the board of directors of Alaska Air Group (2001–2011), where he served on the Audit and Safety Committees; Member of the board of directors of BP America (2007–2009) and Member of the board of directors and Chairman for seven years of the Alaska Aerospace Corporation. He is currently a consultant in the areas of education and public policy. Mr. Hamilton has served on the Board since November 2011, and the CGNC determined to nominate Mr. Hamilton for re-election to the Board due to his esteemed service provided to, and experience working in, the State of Alaska, the jurisdiction in which the Company’s Livengood Gold Project is located, as well as his prior board and board committee experience.

Stephen A. Lang – Mr. Lang is a Mining Engineer with over 30 years of experience in the mining industry. He currently serves as Chairman of Centerra Gold Inc. (since May 2012) and as a Director of Allied Nevada Gold Corporation (since August 2013). Previously, Mr. Lang was President and CEO and a member of the board of directors of Centerra Gold Inc. (from 2008 to 2012). Prior to that, he held senior positions at Stillwater Mining Company, Barrick Gold Corporation, Rio Algom and Kinross Gold/Amax. Mr. Lang earned a Bachelor and Masters of Science in Mining Engineering from the University of Missouri-Rolla. Mr. Lang has served on the Board since February 2014, and the CGNC determined to nominate Mr. Lang for re-election to the Board due to his significant experience in the mining industry together with his director and leadership experience with other mining companies.

Thomas S. Weng – Mr. Weng has more than 22 years of experience in the financial services sector. Mr. Weng is currently Co-Founding Partner with Alta Capital Partners, a provider of investment banking services (since February 2011). From February 2007 to January 2011, Mr. Weng was a Managing Director at Deutsche Bank and Head of Equity Capital Markets for Metals and Mining throughout the Americas and Latin America, across all industry segments. Prior to 2007, Mr. Weng held various senior positions at Pacific Partners, an alternative investment firm, and Morgan Stanley and Bear Stearns. Mr. Weng graduated from Boston University with a Bachelor of Arts in Economics. Mr. Weng has served on the Board since August 2013, and the CGNC determined to nominate Mr. Weng for re-election to the Board due to his significant financial experience together with his advisory experience in the metals and mining space.

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Executive Officers:

The executive officers of the Company are appointed by and serve at the pleasure of the Board and hold office until the expiration of their employment agreement, if such officer has entered into an employment agreement with the Company, or their earlier death, retirement, resignation or removal. The following is a brief biographical description of each current executive officer of the Company.

Thomas E. Irwin - Mr. Irwin has been the Chief Executive Officer of the Company since January 1, 2014 and was previously the Vice President of the Company from August 2012 to December, 2013. He also served as Alaska General Manager from January 2012 to August 2012. Mr. Irwin joined the Company in March 2011. Mr. Irwin has over 40 years of experience in the natural resource industry constructing, optimizing, operating and permitting major mining projects with companies such as Amax Gold and Kinross Gold. Prior to joining the Company, he served as the Commissioner of the Alaska Department of Natural Resources for over six years. Prior to his role with the Alaska Department of Natural Resources, Mr. Irwin held senior positions at Kinross Gold’s Fort Knox mine located 40 miles southeast of the Company’s Livengood Gold Project. From 2001 to 2003, he served as Vice President, Business Development for Fairbanks Gold Mining Inc., a subsidiary of Kinross Gold, responsible for new project permitting, business development and governmental and public relations as related to Kinross activities in Alaska. Prior to his role as Vice President, Business Development, he served as General Manager of the Fort Knox mine from 1999 to 2001. From 1996 to 1999, he served at the Fort Knox mine as the Operations Manager responsible for mine start-up and operation and, from 1992 to 1996, he was Vice-President of Fairbanks Gold Mining, Inc., responsible for engineering at Fort Knox during mine design. Prior to his work at Fort Knox, Mr. Irwin was General Manager of Amax Gold’s Sleeper Mine in Nevada and Manager of the Climax Molybdenum Mine in Colorado. Mr. Irwin has a degree in Mineral Engineering-Chemistry from the Colorado School of Mines.

Karl L. Hanneman - Mr. Hanneman was appointed to the position of Chief Operating Officer of the Company on March 26, 2015 and was, prior to that, the General Manager for the Company. Mr. Hanneman has been with the Company since May 2010, during which time he was responsible for assembling the Alaska team and served as the Livengood Gold Project Manager. Mr. Hanneman has more than 30 years of Alaska-based mining industry experience including 12 years for Teck Resources Limited, where he served as Alaska Regional Manager throughout the period of underground exploration, feasibility study, project design, and permitting at Pogo, and then as Director, Corporate Affairs, Alaska for Teck, serving as the senior corporate representative in Alaska supporting both the Red Dog and Pogo Mines. Mr. Hanneman has been involved in industry leadership positions throughout his career as President, Council of Alaska Producers; President, Alaska Miners Association; Governor’s appointee to the Alaska Minerals Commission; Director, Resource Development Council; and Director, Fairbanks Chamber of Commerce. Mr. Hanneman has a B. S. Degree in Mining Engineering, magna cum laude, from the University of Alaska.

Involvement in Certain Legal Proceedings/Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Except as disclosed below:

1.	No director, nominee or executive officer of the Company has been involved in any of the events described by Item 401(f) of Regulation S-K during the past ten years.

2.	No proposed director is, as at the date of this Proxy Statement, or has been within ten years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(a)	was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes hereof, the term “order” means:

(a)	a cease trade order;

(b)	an order similar to a cease trade order; or

(c)	an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days.

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John Ellis was a director of Royal Coal Corp., a public natural resource company listed on the TSXV. On May 9, 2012, after Mr. Ellis ceased as a director, the BC Securities Commission issued a cease trade order against Royal Coal Corp. for failure to file audited financial statements for the period ended December 31, 2011 during the period when Mr. Ellis served as a director. Subsequently, similar cease-trade orders were also issued by the Alberta, Manitoba and Ontario Securities Commissions. The cease trade orders all remain in effect.

3.	No proposed director:

(a)	is, as at the date of this Proxy Statement, or has been within the ten years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that, while such person was acting in such capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold its assets; or

(b)	has, within ten years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or has a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Stephen Lang is a director Allied Nevada Gold Corp. which, together with certain of its domestic direct and indirect subsidiaries, filed voluntary petitions for relief under chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on March 10, 2015.

4.	No proposed director has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in deciding whether to vote for a proposed director.

On March 10, 2010, the TSX Venture Exchange (“TSXV”) rendered a decision following a review by its Compliance & Disclosure Department of certain loans from Dorato Resources Inc. (“Dorato”) to Trevali Mining Corporation (“Trevali”), a company with certain directors and officers in common with Dorato. Although the loans were repaid in full and disclosed in Dorato’s financial statements, the TSXV determined that Dorato had not obtained the required regulatory or board approval. As part of its decision, the TSXV determined that Mr. Drescher (a director and audit committee member of Dorato) must seek prior written approval from the TSXV should he propose to be involved with any additional TSXV-listed issuer as a director or officer. The Toronto Stock Exchange (“TSX”) subsequently determined Mr. Drescher must seek approval from the TSX should he propose to be involved with any additional TSX-listed issuers as a director or officer. In addition, Mr. Drescher must inform the TSX of any future actions commenced against him by any regulatory entity. In March 2013, Mr. Drescher applied to the TSX for reconsideration of the abovementioned restrictions and, on May 1, 2013, the TSX agreed to remove all such restrictions.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

NYSE MKT Corporate Governance

The Common Shares are listed on the NYSE MKT. Section 110 of the NYSE MKT Company Guide permits the NYSE MKT to consider the laws, customs and practices of foreign issuers in relaxing certain NYSE MKT listing criteria, and to grant exemptions from NYSE MKT listing criteria based on these considerations. Currently, in respect to certain matters discussed below, the Company follows Canadian practices that differ from the requirements of the NYSE MKT. The Company posts on its website at www.ithmines.com a description of the significant ways in which the Company’s governance practices differ from those followed by domestic companies pursuant to NYSE MKT standards. The contents of the Company’s website are not incorporated into this report and the reference to such website is intended to be an inactive textual reference only.

A description of the significant ways in which the Company’s governance practices differ from those followed by U.S. domestic companies pursuant to NYSE MKT standards is as follows:

Shareholder Meeting Quorum Requirement: The NYSE MKT minimum quorum requirement for a shareholder meeting is one-third of the outstanding shares of common stock. In addition, a company listed on NYSE MKT is required to state its quorum requirement in its bylaws. The Company’s quorum requirement is set forth in its articles. The Company’s articles provide that the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at a meeting. The Company obtained an exemption from the NYSE-MKT quorum requirements upon its initial listing.

Shareholder Approval Requirements: NYSE MKT requires a listed company to obtain the approval of its shareholders for certain types of securities issuances, including private placements that may result in the issuance of common shares (or securities convertible into common shares) equal to 20% or more of presently outstanding shares for less than the greater of book or market value of the shares. In general, there is no such requirement under British Columbia law or under the rules of the TSX unless the transaction results in a change of control or will result in the issuance of issuance of common shares (or securities convertible into common shares) equal to an aggregate of 25% or more of presently outstanding shares at a price less than the market price in any three-month period. The Company will seek, and has previously obtained, a waiver from NYSE MKT’s shareholder approval requirements in circumstances where the securities issuance does not trigger such a requirement under British Columbia law or under the rules of the TSX.

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The NYSE MKT Company Guide also provides that shareholder approval is required for the participation of directors and officers in a private placement pursuant to which the issuance of common shares to such officers and directors at a discount to market is considered an equity compensation arrangement. Under applicable Canadian rules, shareholder approval is not generally required in respect of a private placement to directors and officers of the issuer unless, during any six month period, securities are issued to insiders entitling them to purchase more than 10% of the number of listed securities outstanding, on a non-diluted basis, prior to the completion of the first private placement to an insider during such period. As shareholder approval was not required in Canada in respect of certain private placements carried out by the Company in which directors and officers participated, the Company was granted exemptions from the requirements of the NYSE MKT Company Guide pursuant to Section 110 thereof.

The foregoing is consistent with the laws, customs and practices in Canada.

Statement of Corporate Governance Practices

The Board is committed to sound corporate governance practices that are both in the interest of its shareholders and contribute to effective and efficient decision making. The Company has reviewed its corporate governance practices in light of National Policy 58- 201 Corporate Governance Guidelines (“NP 58-201”). In certain cases, the Company’s practices comply with the guidelines; however, the Board considers that some of the guidelines are not suitable for the Company at its current stage of development and therefore these guidelines have not been adopted. National Instrument 58 101 (“NI 58-101”) mandates disclosure of corporate governance practices for non-Venture Issuers in Form 58-101F1, which disclosure is set out below.

Board Mandate and Oversight of Risk Management

The Board has not adopted a written mandate. At this stage of the Company’s development, the Board does not believe it is necessary to adopt a written mandate as sufficient guidance is found in the applicable corporate legislation and regulatory policies. The mandate of a board of directors, as prescribed by the BCBCA, is to manage or supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. In doing so, the Board oversees the management of the Company’s affairs directly and through the operation of its standing committees. In fulfilling its mandate, the Board, among other matters, is responsible for reviewing and approving the Company’s overall business strategies and its annual business plan; reviewing and approving the annual corporate budget and forecast; reviewing and approving significant capital investments outside the approved budget; reviewing major strategic initiatives to ensure that the Company’s proposed actions are in accordance with its stated shareholder objectives; reviewing succession planning; assessing management’s performance; reviewing and approving the financial statements, reports and other disclosures issued to shareholders; ensuring the effective operation of the Board; and safeguarding shareholders’ equity interests through the optimum utilization of the Company’s capital resources. The Board also takes responsibility for identifying the principal risks of the Company’s business and for ensuring these risks are effectively monitored and mitigated to the extent reasonably practicable.

The Board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. The Board relies upon the CEO to supervise day-to-day risk management. The CEO reports directly to the Board and certain Board committees on such matters, as appropriate.

The Board delegates certain oversight responsibilities to its Committees. For example, the Audit Committee is primarily responsible for the integrity of the Company’s internal controls over financial reporting and management information systems and for the Company’s policies regarding corporate disclosure and communications.

Director Independence

A director of a company is considered “independent” of an issuer within the meaning of NP 58-201 if he or she has no direct or indirect “material relationship” with that issuer. A “material relationship” is a relationship which could, in the view of the issuer’s board of directors, reasonably interfere with the exercise of a director’s independent judgment. Under Section 803 of the NYSE MKT Company Guide, a director of an issuer is considered “independent” if he or she is not an executive officer or employee of the issuer (and has not been so in the past 3 years), and the issuer’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each current director, and each nominee to be proposed for election as a director at the Meeting, is independent under NYSE MKT listing standards and NP 58-201.

The independent directors routinely meet as a group without members of management or non-independent directors and exercise their responsibilities for independent oversight of management with the guidance of the Chair, who is independent.

Position Descriptions

The Board has not developed a written description for the Chair position, for the chair of any of its standing committees or for the CEO. To date, given the size of the Company and its stage of development, the Board does not believe that formal written descriptions of these positions are required, and that good business practices and the common law provide guidance as to what is expected of each position. The general duties of the CEO are set forth in the employment agreement between the CEO and the Company. The employment agreement between the CEO and the Company was approved by the Board.

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The positions of Chair and CEO are separate. Stephen A. Lang is the current Chair. While the Board has not developed a formal position description for the Chair, it considers that the Chair’s role is to provide independent leadership to the Board, a function the Board believes Mr. Lang is well suited for by virtue of his extensive experience with public companies in the mining industry, including as Chair.

Director Term Limits and Other Mechanisms of Board Renewal

The Company does not have a policy with respect to director term limits, director retirement or board renewal. Since the Company commenced its current operations in 2006, there has been an ongoing renewal of the Board as the skill sets required on the Board have changed over time. As a result of such renewal, with respect to the current Board, one director has served for over 23 years, one director has served for three years, and one director has served for 18 months and the remaining two directors have served for just over a year. Each year, the CGNC reviews the current board make-up and existing skill sets and experience of the directors to determine if the current board members are appropriate for re-election and will continue to make an effective contribution and whether or not additional or replacement directors are required, given the Company’s anticipated activities. The Board considers that the adoption of a fixed policy with respect to board renewal or age or term related retirement is not appropriate for the Company, and that the yearly review is a more appropriate and effective way of addressing the issue of the correct composition of the Board and Board renewal.

Policies Regarding the Representation of Women on the Board

The Board has not adopted a written policy relating to the identification and nomination of women directors. Instead, the charter of the CGNC provides, with respect to the nomination of directors, that the responsibility of the CGNC in identifying and recommending qualified candidates is to take into consideration such factors as it deems appropriate, including judgement, skill, diversity, experience with businesses and other organizations of comparable size and the need for particular expertise on the Board. In short, the role of the CGNC is to recommend the most appropriate candidates for election as directors, irrespective of gender. Neither the Board nor the CGNC specifically considers the level of representation of women on the Board when considering candidates for election or re-election as the intent of the CGNC is to recommend what it considers to be the “best” candidates, and does so by reviewing qualifications of prospective members and determines their relevance taking into consideration the then current Board composition and the anticipated skills required to round out the capabilities of the Board.

Similarly, the Board does not consider the level of representation of women in executive officer positions when making executive officer appointments. At the present time, the Company has a very small management team reflective of its current operations and financial resources, and does not anticipate an expansion in its management until such time as a decision is made to move ahead with the development of the Livengood Gold Project. The Company is committed to the fundamental principles of equal employment opportunities and treating people fairly, with respect and dignity, and to offering equal employment opportunities based upon an individual’s qualifications and performance – free from discrimination or harassment because of race, color, ancestry, place of origin, religion, gender, sexual orientation, age, marital status, family status, physical or mental disability. The Company’s policy is to select candidates for employment, including executive officer positions, based solely upon experience, skill and ability of candidates.

The Company does not currently have any women directors (0%), and has not adopted any targets regarding women on its Board. As noted above, in evaluating potential nominees to the Board, the CGNC focuses on the current Board composition and the anticipated skills required to round out the capabilities of the Board, including the knowledge and diversity of its membership. Targets which focus on only one characteristic among many are not considered to be in the best interests of the Company.

The Company does not presently have any women executive officers (0%) and has not adopted any targets regarding women in executive officer positions. As noted above, the Company is an equal opportunity employer, whereby candidates for employment as executive officers are selected based upon primary considerations such as experience, skill and ability. As previously noted, targets which focus on only one characteristic among many are not considered to be in the best interests of the Company.

Orientation and Continuing Education

At the current time, the Board provides ad hoc orientation for new directors. New directors are briefed on strategic plans, short, medium and long term corporate objectives, the history and current status of the Company’s Livengood Gold Project (the Company’s sole mineral property) and the ongoing work programs concerning Livengood, business risks and mitigation strategies, corporate governance guidelines and existing company policies. There is no formal orientation for new members of the Board. This is considered to be appropriate given the Company’s size and current level of operations. If warranted by the growth of the Company’s operations, the Board would consider implementing a formal orientation process. The Company also aims to have at least one board meeting per year in Fairbanks so that directors have the opportunity to visit the Livengood Gold Project and meet with the majority of the Company’s employees, who are based in Fairbanks.

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The skills and knowledge of the Board are such that no formal continuing education process is deemed necessary, as the Board is comprised of individuals with extensive experience in the mineral exploration and mining industry, as well as in running and managing public companies in the natural resource sector. Several directors are also directors of other natural resource companies. Board members are encouraged to communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation. They also have full access to the Company’s records. The Company will pay the reasonable costs of attendance by directors at continuing education courses and seminars with respect to corporate governance, directors’ duties and obligations and similar matters.

Ethical Business Conduct

The Board expects management to enhance shareholder value by executing the Company’s business plan and meeting performance goals and objectives according to the highest ethical standards. To this end, in September 2006 the Board adopted a Code of Business Conduct and Ethics (the “Code”) for its directors, officers, employees and, in appropriate cases, consultants. Copies of the Code are available on the Company’s website at www.ithmines.com under “Corporate” - “Corporate Governance” or at www.sedar.com. Training in the Code is included in the orientation of new employees. To ensure familiarity with the Code, directors, officers and employees are asked to read the Code and sign a compliance certificate annually. Directors, officers and employees are required to report any known violations of the Code to the Company’s Ethics Officer, the chair of the Audit Committee or to the Company’s outside U.S. or Canadian counsel.

Since the beginning of the Company’s most recent fiscal year there have not been any material change reports or current reports on Form 8-K filed that pertain to any conduct of a director or executive officer that constitutes a departure from the Code or a waiver of the Code by the Board. In addition to the provisions of the Code, directors and senior officers are bound by the provisions of the Company’s Articles and the BCBCA which set forth the manner of dealing with any conflicts of interest. Specifically, any director who has a material interest in a particular transaction is required to disclose such interest and to refrain from voting with respect to the approval of any such transaction.

In September 2006, the Board also adopted a “Share Trading Policy” (revised November 5, 2013) which prescribes rules with respect to trading in securities of the Company where there is any undisclosed material information or a pending material development. Strict compliance with the provisions of this policy is required, with a view to enhancing investor confidence in the Company’s securities and contributing to ethical business conduct by the Company’s personnel. In September 2006, the Board also created the Technical Committee in order to focus on reviewing project design and operational aspects of any proposed mine development and to reflect the Company’s continuing commitment to improving the environment and ensuring that its activities are carried out in a safe, sustainable and environmentally sound manner

Anti-Hedging Policy

The Company does not currently have an anti-hedging policy in place for directors, officers or employees and such persons may therefore purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars or units of exchange funds, which are designed to hedge or offset a decrease in market value of equity securities granted as compensation. The Board will assess the need and consider implementing such a policy in the future, if warranted.

Communications with the Board

Interested parties, including shareholders of the Company, desiring to communicate with members of the Board may do so by mailing a request to the Corporate Secretary of International Tower Hill Mines Ltd. at 2300-1177 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2K3. Any such communication should state the number of shares beneficially owned, if any, by the interested party making the communication. The Secretary will forward any such communication to the Chair of the CGNC, and will forward such communication to other members of the Board, as appropriate, provided that such communication addresses a legitimate business issue. Any communication relating to accounting, internal controls, auditing or fraud will be forwarded to the Chairman of the Audit Committee.

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COMMITTEES OF THE BOARD

Committees of the Board are an integral part of the Company’s governance structure. At the present time, the Board has four standing committees: the Audit Committee, the Compensation Committee, the CGNC, and the Technical Committee. Details of the composition and function of the standing committees of the Board are as follows:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Technical Committee

Anton J. Drescher	Chair		X
John J. Ellis		X		Chair
Mark R. Hamilton	X	Chair
Stephen A. Lang		X	X	X
Thomas S. Weng	X		Chair	X

Audit Committee

Members: Anton J. Drescher (Chair), Mark R. Hamilton and Thomas S. Weng

The Board has a standing Audit Committee of at least three members. All members of the Audit Committee are independent under NP 52-110, the NYSE MKT listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and satisfy the composition requirements of Section 803(B)(2)(a) of the NYSE MKT Company Guide. The Board has determined that Anton J. Drescher is an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K. As an “audit committee financial expert,” Mr. Drescher satisfies the NYSE MKT financial literacy and sophistication requirements. The Audit Committee has adopted a charter that describes its responsibilities in detail. The charter is available on the Company’s website at www.ithmines.com.

The primary responsibility for financial reporting, internal controls over financial reporting, compliance with laws and regulations and ethics rests with the management of the Company. The Audit Committee’s primary purpose is to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, retention, qualifications, objectivity and independence and the performance of the Company’s internal controls on financial reporting function. The Audit Committee reviews the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board have established and the audit process. The Audit Committee also reviews the audited financial statements and management’s discussion and analysis thereof and discusses them with the management of the Company. Additional information about the Audit Committee’s role in corporate governance can be found in the committee’s charter.

Compensation Committee

Members: Mark R. Hamilton (Chair), John J. Ellis and Stephen A. Lang.

As set out in its written charter, the overall purpose of the Compensation Committee is to implement and oversee human resources and compensation policies and best practices for recommendation to the Board for approval and implementation. The Compensation Committee charter is available on the Company’s website at www.ithmines.com. The Compensation Committee has the duty and responsibility to ensure that the Company has in place programs to attract and develop management of the highest caliber and a process to provide for the orderly succession of management. It also has the duty to assess and report to the Board, on an annual basis, on the performance of the CEO for the prior year, and to review, on an annual basis, the salary, bonus and other benefits, direct and indirect, of the CEO and make recommendations in respect thereof for approval of the Board. Additionally, the Compensation Committee reviews, on an annual basis, the proposed compensation for all other officers of the Company after considering the recommendations of the CEO, and makes recommendations in respect thereof for approval by the Board. The Compensation Committee may not delegate these duties and responsibilities, however, the Compensation Committee may, in its sole discretion, retain, at the expense of the Company, such legal, financial, compensation or other advisors or consultants as it may deem necessary or advisable in order to properly and fully perform its duties and responsibilities.

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Corporate Governance and Nominating Committee

Members: Thomas S. Weng, (Chair), Anton J. Drescher and Stephen A. Lang

As set out in its written charter, the primary roles of the CGNC include developing and monitoring the effectiveness of the Company’s corporate governance system and ensuring the Company is in line with the proper delineation of the roles, duties and responsibilities of the Company, the Board and its committees. The CGNC charter is available on the Company’s website at www.ithmines.com. The CGNC also establishes procedures for the identification of new nominees to the Board, leads the candidate selection process, and develops and implements orientation procedures for new directors. Currently, the CGNC does not have a policy allowing for the consideration of director candidates recommended by security holders, but would consider such nominees if presented to the CGNC on a timely basis. The CGNC is also responsible for assessing the effectiveness of directors, the Board and the various committees of the Board and assisting the Board in setting the objectives of the CEO and evaluating the performance of the CEO.

The CGNC, composed solely of independent directors, is responsible for reviewing proposals for new nominees to the Board and conducting such background reviews, assessments, interviews and other procedures as it believes necessary to ascertain the suitability of a particular nominee. In determining whether a candidate is qualified to be nominee for a position on the Board, the committee will take into consideration factors such as it deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size and the need for particular expertise on the Board. The selection of potential nominees for review by the CGNC are generally the result of recruitment efforts by the individual Board members or the CEO, including both formal and informal discussions among Board members and with the CEO, and are usually based upon the desire to have a specific set of skills or expertise included on the Board.

The appointment of new directors, either to fill vacancies or to add additional directors as permitted by applicable corporate legislation, or the nomination for election as a director of a person not currently a director by the shareholders at an annual general meeting is carried out by the Board, based on the recommendation of the CGNC. Once the names of any suggested nominees are received by the CGNC, the CGNC carries out such reviews as it determines to be appropriate, including interviews with the proposed nominee, to determine if the proposed nominee possesses the required skill set being sought by the Board and would be an appropriate “fit” for election to the Board. The CGNC then makes a recommendation to the full Board as to the nomination of the identified individual for election as a director, for appointment as a replacement for a director who has resigned or for appointment as an additional director, as applicable. In addition, prior to each annual general meeting of the shareholders of the Company, the CGNC carries out a review of the then current Board composition and makes recommendations as to the individuals, whether existing directors or non- directors, it considers should be nominated for election as a director. With respect to the five nominees for election as a director at the Meeting disclosed in this Proxy Statement, the CGNC as a whole made the determination to nominate each such nominee, and no holder of Common Shares, non-management director, chief executive officer, other executive officer, third-party search firm, or other source recommended any specific nominee.

Majority Voting Policy

On April 25, 2013, the Board adopted a majority voting policy. Pursuant to the majority voting policy, the form of proxy for meetings of the shareholders of the Company at which directors are to be elected provide the option of voting in favor, or withholding from voting, for each individual nominee to the Board. If, with respect to any particular nominee, the number of shares withheld from voting exceeds the number of shares voted in favor of the nominee, then the nominee will be considered to have not received the support of the shareholders, and such nominee is expected to submit his or her resignation to the Board, to take effect on acceptance by the Board. The CGNC will review any such resignation and make a recommendation to the Board regarding whether or not such resignation should be accepted. The Board will determine whether to accept the resignation within 90 days following the shareholders’ meeting. If the resignation is accepted, subject to any corporate law restrictions, the Board may:

(a)	leave the resultant vacancy in the Board unfilled until the next annual meeting of shareholders of the Company;

(b)	fill the vacancy by appointing a director whom the Board considers to merit the confidence of the shareholders; or

(c)	call a special meeting of the shareholders of the Company to consider the election of a nominee recommended by the Board to fill the vacant position.

Directors who do not submit their resignation in accordance with the majority voting policy will not be re-nominated for election at the next shareholders’ meeting. The majority voting policy applies only in the case of an uncontested shareholders’ meeting, meaning a meeting where the number of nominees for election as directors is equal to the number of directors to be elected. A copy of the majority voting policy is available at the Company’s website at www.ithmines.com.

Technical Committee

Members: John J. Ellis (Chair), Stephen A. Lang and Thomas S. Weng

As set out in its written charter, the overall purpose of the Technical Committee is to assist the Board in reviewing technical matters related to project design and operations as well as fulfilling the Board’s oversight responsibilities with respect to the Board’s and the Company’s continuing commitment to improving the environment and ensuring that activities are carried out and facilities are operated and maintained in a safe and environmentally sound manner that reflects the ideals and principles of sustainable development. The Technical Committee charter is available on the Company’s website at www.ithmines.com. The Technical Committee will review technical materials prepared by management of the Company and will monitor, review and provide oversight with respect to the Company’s policies, standards, accountabilities and programs relative to health, safety, and environmental-related matters.

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Board and Committee Meetings

The Board held 5 regular meetings, 5 special meetings and 6 meetings by unanimous consent during the fiscal year ended December 31, 2014 (“Fiscal Year 2014”). Each director attended, in person or by telephone, 100% of the aggregate number of actual meetings held by the Board and by the committees of the Board on which he or she served during Fiscal Year 2014. It is the Company’s policy that each director personally attends each Annual Meeting. All of the then incumbent Directors attended last year’s annual meeting. The attendance record of each director at full Board meetings, and at meetings of any Board committees of which the applicable director is a member for the Fiscal Year 2014 are as follows:

		Board Committees
	General Board Meeting (1)	Audit	Compensation	Corporate Governance & Nominating	Technical
Anton Drescher	15(3)	4/4	1(7)	3	N/A
John Ellis (2)	13(4)	N/A	4(8)	N/A	4
Mark Hamilton	16	4/4	5	1(11)	N/A
Stephen Lang (2)	12(5)	N/A	3(9)	2(12)	4
Thomas Weng	15(6)	4/4	1(10)	3	4
Total Meetings Held in Fiscal Year 2014	16	4	5	3	4

1)	Includes 6 meetings held by unanimous consent. Each director signed every unanimous consent, except for those with respect to matters in which a director was interested, in which case the interested director(s) did not execute such consent resolution (this occurred once in Fiscal Year 2014).
2)	Mr. Lang and Mr. Ellis were appointed to the Board in February 2014.
3)	The meeting missed was a consent resolution with respect to a private placement in which Mr. Drescher was participating, and as he was therefore interested in the subject matter he did not sign the consent resolution.
4)	Mr. Ellis was only a member of the Board at the time 13 of the directors’ meetings were held.
5)	Mr. Lang was only a member of the Board at the time 13 of the directors’ meetings were held. The meeting missed was a consent resolution with respect to a private placement in which Mr. Lang was participating, and as he was therefore interested in the subject matter he did not sign the consent resolution.
6)	The meeting missed was a consent resolution with respect to a private placement in which Mr. Weng was participating, and as he was therefore interested in the subject matter he did not sign the consent resolution.
7)	Only one meeting of the Compensation Committee was held while Mr. Drescher was a member of the Compensation Committee.
8)	Only 4 meetings of the Compensation Committee were held while Mr. Ellis was a member of the Compensation Committee.
9)	Only 4 meetings of the Compensation Committee were held while Mr. Lang was a member of the Compensation Committee.
10)	Only one meeting of the Compensation Committee was held while Mr. Weng was a member of the Compensation Committee.
11)	Only one meeting of the CGNC was held while Mr. Hamilton was a member of the CGNC.
12)	Only 2 meetings of the CGNC were held while Mr. Lang was a member of the CGNC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The authorized capital of the Company consists of 500,000,000 Common Shares without par value. As at the date of this Proxy Statement, 116,313,638 Common Shares were issued and outstanding. Each issued Common Share carries the right to one vote at the Meeting.

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Shares, as of April 13, 2015, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Shares. The percentage of beneficial ownership is based on 116,313,638 Common Shares outstanding as of April 13, 2015. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each beneficial owner named in the table has sole voting and investment power with respect to the Common Shares set forth opposite such beneficial owner’s name. The information provided in this table is based on the Company’s records and information filed with the SEC or the BC Securities Commission, unless otherwise noted.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Paulson & Co. Inc.(2) 1251 Avenue of the Americas, 50th Floor New York, New York 10020	23,058,000	19.82%
Tocqueville Asset Management, L.P.(3) 40 W. 57th Street, 19th Floor New York, New York 10019	22,897,015	19.68%
AngloGold Ashanti (U.S.A.) Exploration Inc.(4) 6300 S. Syracuse Way, Suite 500, Greenwood Village, Colorado 80111	11,073,323	9.52%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable ownership total for each person is based on the number of Common Shares held by such person as of April 13, 2015, plus any securities to which such person has the right to acquire beneficial ownership within 60 days of April 13, 2015, including those securities held by such person exercisable for or convertible into Common Shares within 60 days after April 13, 2015. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name.

(2)	Paulson and Co. Inc. is the investment advisor of a number of investment funds and managed accounts of private clients and institutional groups (collectively, the “PC Accounts”). Paulson and Company does not itself own any securities of the Company, but has authority to exercise control or direction over certain securities of the Company as the investment advisor of the PC Accounts. The share information is based on a Schedule 13G filed with the SEC on January 12, 2015.

(3)	Tocqueville Asset Management, L.P. (“TAM”) is the investment advisor of a number of investment funds and managed accounts of private clients and institutional groups (collectively, the “TAM Accounts”). TAM does not itself own any securities of the Company, but has authority to exercise control or direction over certain securities of the Company as the investment advisor of the TAM Accounts. The share information is based on information provided by TAM.

(4)	AngloGold Ashanti (U.S.A.) Exploration Inc. (“AngloGold”) is an indirect wholly owned subsidiary of AngloGold Ashanti Limited, a South African public company whose securities are listed on the New York, Johannesburg, Ghanaian, London and Australian Stock Exchanges. The share information is based on insider reports filed by AngloGold on SEDI (System for Electronic Disclosure by Insiders) in Canada.

The following table sets forth certain information regarding beneficial ownership of Common Shares as of April 13, 2015 by (a) each of the Company’s named executive officers, directors and nominees, individually and (b) the Company’s current executive officers and directors, as a group. The percentage of beneficial ownership is based on 116,313,638 Common Shares outstanding as of April 13, 2015. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. The information provided in this table is based on Company records and information filed with the SEC and BC Securities Commission, unless otherwise noted. The business address of each person set forth in the table below is c/o International Tower Hill Mines Ltd., 2300-1177 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2K3.

Name of Beneficial Owner	Number of Common Shares Owned	Number of Shares Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of April 13, 2015		Total(1)	Percentage of Class
Non-employee Directors
Anton Drescher	689,218	300,000		989,218	*
John Ellis	-	140,000		140,000	*
Mark Hamilton	25,000	400,000		425,000	*
Stephen Lang	100,000	140,000		240,000	*
Thomas Weng	25,000	200,000		225,000	*
Named Executive Officers
Thomas Irwin	50,000	1,099,999		1,149,999	*
Tom Yip(2)	40,000	-	(2)	40,000	*
Karl Hanneman	212,000	603,333		815,333	*
All current directors and executive officers as a group	1,101,218	2,883,332		3,984,550	3.38%

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* Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable ownership total for each person is based on the number of Common Shares held by such person as of April 13, 2015, plus any securities to which such person has the right to acquire beneficial ownership within 60 days of April 13, 2015, including those securities held by such person exercisable for or convertible into Common Shares within 60 days after April 13, 2015. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name.
(2)	Mr. Yip resigned as Chief Financial Officer effective December 31, 2014, and is not an executive officer as at the date of this Proxy Circular. All incentive stock options held by Mr. Yip expired on March 31, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities. Executive officers, directors and holders of more than 10% of the Common Shares are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required to be filed during Fiscal Year 2014, all filing requirements under Section 16(a) applicable to officers, directors and more than 10% shareholders were satisfied timely.

Certain Relationships and Related Transactions

Procedures for Approval of Transactions with Related Parties

In accordance with the requirements of the NYSE MKT, the Board passed a resolution on June 20, 2007 requiring that, in addition to any requirements under applicable corporate laws, all “related party transactions” are required to first be reviewed and approved by the Company’s Audit Committee. The resolution requires approval by the Audit Committee of all transactions in which the Company is a participant and in which any of the Company’s directors, executive officers, significant shareholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest. All related party transactions are reported for review by the Audit Committee. The Audit Committee determines whether these transactions are in the best interests of the Company and its shareholders. In addition, related party transactions are subject to the provisions of Multilateral Instrument 61-101 “Protection of Minority Shareholders in Special Transactions”, which prescribes certain conditions under which related party transactions may be carried out, and provides certain exemptions thereto. Conflicts of interest with respect to the involvement of directors and officers in transactions with the Company are also subject to the provisions of the BCBCA and the Company’s articles.

Transactions Involving Related Parties

Other than as noted below, there have been no reportable transactions with related persons during 2014.

On December 11, 2014, the Company closed a non-brokered private placement equity financing of 18,245,000 Common Shares at CAD 0.46 per Common Share for gross proceeds of CAD 8,392,700 (“Placement”). Stephen Lang, Anton Drescher, Thomas Weng and Thomas Irwin, each of whom is a Director and/or executive officer of the Company, purchased an aggregate of 345,000 of the Common Shares, Tocqueville Gold Fund LP (which is managed by Tocqueville Asset Management LP, an insider of the Company by virtue of its control or direction over managed funds, including Tocqueville Gold Fund LP, holding, collectively, greater than 10% of the outstanding common shares) purchased 3,700,000 of the Common Shares and PFR Gold Master Fund Ltd. (which is managed by Paulson & Co. Ltd.), which immediately prior to the completion of the Placement held approximately 9.08% of the then outstanding Common Shares, purchased 14,150,000 of the Common Shares.

The participation of the related persons in the Placement was approved by (a) the members of the Audit Committee who were not participating in the Placement and (b) by the Directors who were not participating in Placement. The price paid by each of such related parties, and the terms upon which each participated in the Placement, were the same as for all other participants in the Placement. The Placement was accepted for filing by both the TSX and the NYSE MKT.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

The Board established the Compensation Committee and adopted a written charter for the committee on September 22, 2006. From January 1, 2014 until February 25, 2014, the members of the Compensation Committee were Thomas Weng, Anton Drescher and Mark Hamilton. On February 25, 2014, the membership in the Compensation Committee was re-aligned and, since that date, the members of the Compensation Committee have been Mark Hamilton (Chair), John Ellis and Stephen Lang, each of whom is an independent director.

The overall purpose of the Compensation Committee is to implement and oversee human resources and compensation policies and best practices for recommendation to the Board for approval and implementation. The Compensation Committee is responsible for administering all equity-based compensation programs, including the Company’s 2006 Incentive Stock Option Plan (the “Stock Option Plan”).

The duties and responsibilities of the Compensation Committee are as follows:

(a)	to recommend to the Board human resources and compensation policies and guidelines for application to the Company;

(b)	to review and recommend any changes thought necessary to the Company’s domestic and international compensation and human resources policies and procedures;

(c)	if required by applicable legislation or policy, to prepare, on an annual basis for inclusion in the Company’s annual proxy statement, a report on the Company’s compensation practices;

(d)	to ensure that the Company has in place programs to attract and develop management of the highest calibre and a process to provide for the orderly succession of management, such that particularly:

(i)	properly reflect the duties and responsibilities of members of management;

(ii)	are effective and competitive in attracting, retaining and motivating people of the highest quality; and

(iii)	are based on established corporate and individual performance objectives;

(e)	to assess and report to the Board, on an annual basis, on the performance of the CEO for the prior year;

(f)	to review, on an annual basis, the salary, bonus and other benefits, direct and indirect, of the CEO and make recommendations in respect thereof for approval by the Board, provided that such Board approval will include the approval of a majority of directors that are “independent” of the Company within the meaning of all applicable legal and regulatory requirements (except in circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements);

(g)	to review, on an annual basis, the proposed compensation for all other officers of the Company after considering the recommendations of the CEO, all within the human resources and compensation policies and guidelines approved by the Board, and make recommendations in respect thereof for approval by the Board, provided that such Board approval will include the approval of a majority of directors that are “independent” of the Company within the meaning of all applicable legal and regulatory requirements (except in circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements);

(h)	to implement and administer human resources and compensation policies approved by the Board concerning the following:

(i)	executive compensation, contracts, stock plans or other incentive plans; and

(ii)	proposed personnel changes involving officers reporting to the CEO;

(i)	to review any proposed amendments to the Company’s Stock Option Plan and report to the Board thereon;

(j)	to review and make recommendations to the Board concerning the CEO’s recommendations for stock option grants to directors, senior officers, employees and consultants of the Company and its affiliates under the Company’s Stock Option Plan;

(k)	from time to time, to review the Company’s broad policies and programs in relation to benefits;

(l)	to annually receive from the CEO recommendations concerning annual compensation policies and budgets for all employees;

(m)	from time to time, to review with the CEO the Company’s broad policies on compensation for all employees and overall labour relations strategy for employees;

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(n)	to periodically review the adequacy and form of the compensation of directors and to ensure that the compensation realistically reflects the responsibilities and risks involved in being an effective director, and to report and make recommendations to the Board accordingly;

(o)	to report regularly to the Board on all of the committee’s activities and findings during that year; and

(p)	to develop a calendar of activities to be undertaken by the committee for each ensuing year and to submit the calendar in the appropriate format to the Board within a reasonable period of time following each annual general meeting of shareholders.

The following table provides further detail with regard to the members of the Compensation Committee and their relevant experience in executive compensation-related roles.

	Mark Hamilton	John Ellis	Stephen Lang

Experience as senior leadership of organizations similar to the Company	√	√	√

Direct operational, functional or oversight experience in executive compensation	√	√	√

Experience serving on compensation committees of organizations similar to the Company	√	√	√

Currently serving on compensation committee(s) of organizations similar to the Company	-	√	-

The current members of the Compensation Committee, consisting of Messrs. Hamilton, Ellis and Lang, have over 40 years of combined experience, both as senior leadership as well as direct operational or functional experience overseeing executive compensation at organizations similar to the Company. Messrs. Hamilton, Ellis and Lang have each served on the compensation committee of similar-sized organizations, and the committee supports continuous training and education with respect to executive compensation. It is the opinion of the Board that the extensive experience held by members of the Compensation Committee provides them with the ability to make sound and proper decisions on the suitability of the Company’s compensation policies and practices.

The Chair of the Compensation Committee is responsible for setting the priority for the work of the committee, ensuring that members have the information needed to fulfill their responsibilities, overseeing the logistics of the committee’s operations, reporting to the Board on the committee’s decisions and recommendations and setting the agenda for meetings of the committee.

Independent Compensation Advisors

The Compensation Committee has the authority to engage and compensate, at the expense of the Company, any outside advisor that it determines to be necessary to permit it to carry out its duties, including compensation consultants and advisers. In the year ended December 31, 2014, the Compensation Committee did not retain the services of any independent advisors.

Executive Compensation Strategy, Philosophy and Principles

The Company’s executive compensation strategy is designed to attract, retain and motivate an experienced and effective key management team. The strategy focuses on creating strong links between pay and performance and aligning the interests of executives, shareholders and other stakeholders.

The executive officers of the Company are compensated in a manner consistent with their respective contributions to the overall benefit of the Company, and in line with the criteria set out below.

The determination of executive compensation amount and award is based on a combination of factors, including, but not limited to, information provided to the Compensation Committee by compensation consultants, market conditions, compensation of peer group entities, internal policies and practices and the discretion of the Compensation Committee in consideration of their compensation-related experience. The compensation program for each of the executive officers includes base salary, annual cash incentive bonus and stock options.

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In the case of a mineral exploration company with a significant asset in the advanced exploration/feasibility stage such as the Company, the Compensation Committee considers the following aspects to be of primary importance in assessing the performance of executive officers:

a)	the ability to design, implement and carry out mineral development in a safe, environmentally appropriate and efficient and cost effective basis;

b)	the ability to raise the significant and necessary capital to permit the Company to carry out the work required to advance such a project through to a stage where a production decision can be considered;

c)	the ability to locate and hire the appropriate personnel required to carry out a feasibility study and permitting activities;

d)	should a production decision be made, the ability to finance, construct and operate a major mine project, focus the Company’s resources and appropriately allocate such resources to the benefit of the Company as a whole; and

e)	the ability to ensure compliance by the Company with applicable regulatory requirements and carry on business in a sustainable manner.

The Company has adopted a Total Compensation Strategy and Framework with a view to:

a)	create a performance based and incentivized environment, wherein significant rewards are available when measurable and achievable objectives are exceeded;

b)	further incentivize performance by using variable compensation to focus on developing ownership positions within the Company;

c)	attract and retain highly qualified executives;

d)	motivate executives and employees to perform at the highest level possible through a collaborative team effort; and

e)	enhance Company and shareholder value.

The total compensation strategy and framework is described below.

Compensation Peer Group

For the purpose of external benchmarking, a primary compensation peer group of companies was adopted by the Compensation Committee. The Compensation Committee used its experience and familiarity with the industry and activities of comparable companies to determine those it believes to be peers.

The selection criteria of the peer companies were stage of development, project size, project location and entities with a single large project. The peer group used in 2014 compensation planning consisted of Belo Sun Mining Corp., Chesapeake Gold Corporation, Exeter Resource Corporation, Gold Canyon Resources Inc., Midas Gold Corp., NovaGold Resources Inc., Romarco Minerals Inc., Sandspring Resources Ltd., Seabridge Gold Inc., Spanish Mountain Gold Ltd., Victoria Gold Corp. and Vista Gold Corp. The peer group was established at the beginning of 2014 and the members of the peer group were deemed to be comparable companies by management and the Compensation Committee. The group included development stage companies and construction stage/near term producers. Near term producers were included in the group because the Company competes with these companies in the process of hiring senior executives. Information from public reporting documents for each of these companies regarding annual base and other cash compensation for the CEO and other executive officers was compiled and analyzed to determine average and median compensation of executive officers of the peer group for the fiscal year 2014. The results of the analysis indicated that the compensation of the Company’s NEOs were lower than the average and the median of the peer group for total cash compensation, which includes annual and short term cash compensation. After the annual review of executive officer performance, no compensation adjustments were recommended and resulted in the NEO’s base salary being maintained within the second quartile of the peer group range.

The comparative group of companies can vary from year to year, depending primarily upon the activities of companies in the industry, their respective projects and the success of their exploration activities.

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Elements of Compensation

Base Salaries

Base salaries were targeted at levels that were competitive with the base salaries paid by mining companies of a comparable size to the Company, as reflected in the selected peer group noted above. Base salaries were initially set through negotiation at the time of hire, and are reviewed annually by the Compensation Committee to determine if adjustments were required.

In 2014, base salaries were targeted at the median of a specified range of appropriate base salary levels drawn from data for similar roles within the peer group as well as the broader mining industry. Executive salaries at the Company will be reviewed annually when updated market data is available, and will be adjusted based on corporate and individual performance over the previous year. Salary for individual executives may be positioned above or below the target level to reflect years of experience, potential, performance, business circumstances, market demands or other factors specific to the executive role. There were no adjustments to the NEO’s base compensation for 2014 after considering the market conditions for the gold industry, changes in the Company’s organization, inflation and resultant increases in responsibilities as well as analysis of peer group data.

The Compensation Committee typically, in consultation with the CEO, makes recommendations to the Board regarding the base salaries for executive officers of the Company other than the CEO. The Compensation Committee is responsible for recommending the salary level of the CEO to the Board for approval.

Annual Incentives (Short-Term Incentives)

Since 2012, the Company has operated according to its adopted and approved Annual Incentive Compensation Plan (the “AICP”). The AICP considers performance over a short term (one year) period based on measurable goals and objectives. It is designed to reinforce performance against both corporate and individual goals. Success in achievement is assessed relative to pre-determined targets for each of the strategic objectives. The following is a summary of the AICP:

a)	The target value of AICP grants is determined based on market competitiveness in consideration of total compensation, with recommended target ranges established for all positions. Annual incentive awards are paid out in the form of cash, shares or a combination of cash and shares.

b)	With respect to corporate goals, each year the CEO will develop 3-5 objectives for approval by the Board. These corporate goals will be implemented as company-wide priorities for the year. Based on the approved corporate goals, the executive team will then determine appropriate objectives in their respective business / functional areas.

c)	With respect to personal goals, each position in the Company will establish 3-5 achievable and specific objectives per year that are approved by their superior as their “individual goals” for the year. At least one must be a “personal goal” designed to develop the employee as an individual, which is invaluable in supporting the ability of employees to add additional value to the Company as a whole.

d)	The performance of executives will be evaluated on a systematic basis against the pre-established goals. Each executive is evaluated by the Compensation Committee with regard to their achievement of goals.

e)	If the Company has met or exceeded its corporate objectives, then payments may be awarded for various components. If the Company has not met or exceeded its corporate objectives, the incentive pool will not be triggered for the year and payments will not be awarded. For exceptional performance beyond objective achievement, the Board may recommend payouts above 100% target level at their discretion. These payouts will only be made in recognition of outstanding performance, and the payout will be separate from the annual award.

In 2014, the CEO’s and corporate goals consisted of five specific activities:

1.	Project Development

a)	Evaluate and prioritize opportunities identified in the Feasibility Study and subsequently by the Company to optimize the economics of the Project. Initiate appropriate metallurgical test work in 2014 to better define recovery and project unit costs. Define the metallurgical and engineering programs for 2015.

b)	Continue relationships and technical discussions with potential strategic alliance partners.

c)	Acquire minority interests in the claim block where advantageous to efficiently increase the flexibility to execute the Project.

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2.	Maintain Company Liquidity

a)	Develop a Financing Plan to obtain the necessary capital to advance Project Development through 2015 and into 2016.

3.	Preserve Environmental Baseline Data

a)	Maintain the integrity of the environmental baseline data by data collection and analysis as warranted.

4.	Ensure Governance and Corporate Functions are fulfilled at the most cost efficient and effective manner.

a)	Reduce administrative overhead while maintaining corporate governance and regulatory compliance at consistent high levels.

b)	Maintain a credible presence in investor relations by providing information regarding the positive fundamentals of the Company and presenting the Company’s approach to advancing the Project.

5.	Maintain Safety and Environmental Performance.

a)	Maintain a best-in-class safety environment and achieve an environmental performance record in full compliance with Federal, state and local standards. Demonstrate high site stewardship standards and continuous improvement of environmental performance.

CEO and corporate achievements:

•	Progress was made on the Optimization of the Project. Results were reported in January 2015. Metallurgical testwork was initiated in December 2014 and Work Plans were established for 2015.

•	Positive relationships continued with several companies that have Confidentiality Agreements (CA). Appropriate CA’s that were close to expiration were extended.

•	The Company announced that on December 11, 2014 it closed a non-brokered private placement financing for gross proceeds of approximately CAD 8.4 million.

•	Environmental baseline data was maintained in 2014.

•	Overhead was reduced while maintaining corporate governance and regulatory compliance at high levels. Significant effort was made by management to reach out to investors.

•	Safety and environmental performance was excellent with zero reportable accidents and zero reportable spills.

In 2014, the CFO goals included three specific activities in support of the overall corporate objectives:

a)	Ensure adequate liquidity, develop funding options, and monitor cost containment and cash flow.

b)	Prepare for a strategic alliance including maintenance of data room and engaging and consulting with third party advisors.

c)	Ensure timely and appropriate disclosures for material news, as appropriate.

The CFO achievements were positive and supportive of the CEO and the Board of Directors. However with the departure of the CFO at the end of 2014, no formal evaluation of the achievement of each objective was conducted.

The Compensation Committee met on November 21, 2014 to review a recommendation from management, that even with the achievements that were obtained, no short term cash incentive be awarded to the NEOs. This recommendation was based on budgetary constraints, the state of the gold industry, and the Company’s share price performance during the year.

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Long Term Incentives (2006 Incentive Stock Option Plan)

The 2006 Incentive Stock Option Plan (“Plan”) is designed to align the interests of executives and those of shareholders through an opportunity of ownership. Other than the Plan, the Company does not have any long term incentive plans.

The present policy of the Board is to grant incentive stock options subject to a vesting requirement, where 1/3 vest immediately on the grant date, 1/3 vest on the first anniversary of grant date and the balance vest on the second anniversary of grant date. The term of executive stock options has been generally set at between two to eight years.

Recommendations for the grant of incentive stock options are initially made by the CEO to the Compensation Committee, which is responsible for reviewing and considering any such recommended grants and thereafter recommending the grant thereof (subject to any changes determined appropriate by the Compensation Committee, including declining to recommend some or all of such grants, or amending the proposed terms thereof) to the Board, which then makes the actual grants. Stock options are made at the discretion of the Compensation Committee, considering the Company’s performance and an employees’ individual performance. While the Compensation Committee aims to have individuals with similar levels of responsibility holding approximately equivalent numbers of options, additional grants may be allocated to those executives believed by the Compensation Committee to be in a position to more directly affect the success of the Company.

In addition, ranges will be proposed for each organizational level of the Company, taking into consideration the number of shares available for option.

Benefit, Perquisites and Pension Programs

Other Benefits and Perquisites

The Company’s wholly-owned U.S. subsidiary, Tower Hill Mines (US), LLC (“Tower US”), has a benefit program in place, including medical and dental benefits and basic life insurance, which applies to all permanent employees of Tower US. The Company believes that such a plan is an important consideration in attracting the necessary personnel.

Executive Retirement Plan

The Company does not have a defined benefit pension plan for any of its executive officers or other employees. However, through Tower US, the Company makes contributions to a 401(k) plan on behalf of each of its employees, including executive officers, equal to 3% of their base salaries up to the contribution limit as prescribed by the US Internal Revenue Service. In Fiscal Year 2014, contributions totaling $15,600 were made on behalf of the named executive officers.

Compensation Risk Management

The Board annually reviews and approves the Company’s strategic plan, considering business opportunities, level of risks consistent with the Company’s risk appetite, cost implications, health, safety and environmental standards and alignment with the development objectives at the Company’s Livengood Gold Project in Alaska.

The Company has taken steps to ensure that its compensation policies and practices are consistent with prudent risk-taking. The following are highlights of various measures and applications with respect to compensation arrangements:

a)	The annual corporate objectives used for the purposes of short term incentive awards are approved by the Board for each year. The Board takes into account desired levels of business risk in determining such objectives.

b)	Measurable objectives are defined and form a portion of the basis of evaluating incentive compensation and the maximum amount of short term incentive payout will be defined.

c)	The use of share-based compensation will continue to be highly emphasized. The deferred vesting of stock options is a measure of time risk, focusing on long term performance.

d)	The award of various incentives and grants will be based on a mix of structure guidelines and discretion exercised by the Board. This balanced approach will help avoid unintentional outcomes as compared to a pure formulaic approach.

The Board’s review of compensation policies and practices considers the business risk of the Company in the context of the mining resource industry. The Board reviews and approves annual CEO performance targets in the context of approved annual budgets and corporate objectives. The CEO’s short-term goals and incentives are reviewed in the context of alignment with increasing shareholder value.

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Effects of Internal Revenue Code Section 409A on Executive Compensation

Section 409A of the Internal Revenue Code generally affects the grants of most forms of deferred compensation. The Company’s compensation program is designed to comply with the final regulation of the U. S. Internal Revenue Service and other guidance with respect to Section 409A of the Internal Revenue Code and the Company expects to administer its compensation programs accordingly. The provisions of the NEO employment agreements include provisions to change the timing of payments of which may be required affecting any additional taxes or interest and amending agreements without impairing the economic benefits to the NEO, but in no event shall the Company be liable to any NEO for any taxes, penalties, or interest that may be due as a result of the application of Internal Revenue Code Section 409A.

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Compensation Committee Report

The information contained in the following Compensation Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

This Report has been submitted by the following members of the Compensation Committee:

Mark R. Hamilton, Chair,

John J. Ellis

Stephen A. Lang

Total Shareholder Return Performance

The following chart compares the total cumulative shareholder return on $100 invested in Common Shares on May 31, 2010 with the cumulative total returns of the S&P/TSX Composite Index and the S&P/TSX Global Gold Index for the same $100 investment over the same period. Canadian dollar closing price quotes on the TSX are converted to US dollars using the noon exchange rates as quoted by the Bank of Canada for the date of the closing price quote.

As can be seen from the foregoing graph, the Company’s performance directionally tracked the performance of the S&P/TSX Global Gold Index during the five most recently completed fiscal years. In earlier years the Company’s performance directionally mirrored both the performance of the S&P/TSX Composite Index and the S&P/TSX Global Gold Index; however in the last three years the Company’s performance lagged the performance of both indices. The decline of the Company’s stock price over the last three years is worse than the decline in the price of gold as well as other precious metals equities over this time period. In 2011, ITH was preparing to transition from an exploration focused entity to a producer and recruited strong executive staff to begin the transition. In September 2011, gold prices hit 20 year highs, but started a steady decline beginning in October 2012 and investor sentiment turned negative towards mining equities with projects with lower grade resources requiring large capital expenditures. During 2013, the Company completed and released the Livengood Feasibility Study which showed marginal economics for the project contemplated in the Feasibility Study. During 2014 the Company advanced certain opportunities identified in the Feasibility Study as well as those identified by the Company, while maintaining necessary environmental baseline databases. Shareholder return increased 13% from December 2013 to December 2014.

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The total Compensation for NEOs increased 28% and Cash Compensation (salary and bonus) for NEOs declined 16% between 2013 and 2014. In February 2014, option awards for NEOs were issued at prices 52% above market and no short term cash incentives were paid to the NEOs for 2014 pursuant to the Company’s AICP program. While the Company’s compensation to NEOs has not been generally aligned to shareholder returns over the last two years, there are a number of reasons for this, including increases in the responsibilities of the CEO and CFO as a result of a significant reduction in staff over the period, which was recognized through an increase in NEO compensation, primarily through awards of significant incentive stock options (rather than cash salary increases or cash bonuses). In addition, both the CEO and the CFO achieved significantly all of their respective goals as determined by the Board in each of the past two years, including securing funding for the continued operation of the Company through 2014 and for 2015 in a particularly challenging market for junior gold equities and making significant progress in the optimization of the Livengood Gold Project which, while significantly benefiting the Company and the Livengood Gold Project and positioning it for potential advantage in a rising gold market, does not translate into share price performance which is essentially directly tied to the current gold price at any particular time regardless of the steps made to optimize the Livengood Gold Project.

Summary Compensation Table

The following table sets forth the compensation for each named executive officer (“NEO”) during the years ended December 31, 2014, 2013, and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	All other compensation ($)	Total Compensation ($)
Thomas E. Irwin	2014	361,904	-	-	322,269	7,800	691,973
CEO(2)	2013	248,901	-	-	48,922	7,467	305,290
	2012	199,753	151,300	-	649,969	7,500	1,008,522

Tom S. Q. Yip	2014	372,885	-	-	148,863	7,800	529,548
CFO(3)	2013	348,901	-	-	61,153	7,650	417,704
	2012	300,000	227,000	-	812,461	14,831	1,354,292
1)	Amount represents the grant date fair value of option awards. The grant date fair value of option awards was calculated in accordance with Financial Accounting Standards Board Codification Topic 718. Canadian dollar amounts were translated to U.S. dollars using the spot rate on the date of grant. Additional option award information for 2014 option grants is contained under the heading Incentive Plan Awards below.
2)	Mr. Irwin was appointed Chief Executive Officer on January 1, 2014. Prior to his appointment as CEO, Mr. Irwin was Vice President since August 16, 2012. Amounts in all other compensation consist of Company contribution to 401(k) plan.
3)	Amounts in all other compensation consist of: Company contribution to 401(k) plan of $7,800 during 2014; Company contribution to 401(k) plan of $7,650 during 2013; and Company contribution to 401(k) plan of $7,500 and relocation costs of $7,331 in 2012. Mr. Yip resigned from the Company on December 31, 2014.

Grants of Plan-Based Awards

A summary of plan-based awards granted during the year ended December 31, 2014 to each NEO is set forth below. All grants are of options made under the Company’s 2006 Incentive Stock Option Plan.

Grants of Plan Based Awards
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (C$/Sh)	Grant Date Fair Value of Option Awards($)(1)
Thomas E. Irwin	February 25, 2014	400,000	1.11	180,440
CEO	March 10, 2014	250,000	1.11	141,829

Tom S. Q. Yip CFO(2)	February 25, 2014	330,000	1.11	148,863
(1)	Amount represents the grant date fair value of option awards. The grant date fair value of option awards was calculated in accordance with Financial Accounting Standards Board Codification Topic 718. Canadian dollar amounts were translated to U.S. dollars using the spot rate on the date of grant.
(2)	Mr. Yip’s options expired on March 31, 2015 following his resignation from the Company on December 31, 2014.

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Outstanding Equity Awards

The following table sets forth the option-based awards granted to the NEOs that were outstanding as at December 31, 2014:

Outstanding Equity Awards at 2014 Fiscal Year End
Name	Number of securities underlying unexercised options (#) Exercisable(1)	Number of securities underlying unexercised options (#) Unexercisable(1)	Option exercise price (C$)	Option grant date	Option expiration date
Thomas E. Irwin	400,000	-	3.17	August 24, 2012	August 24, 2017
CEO	66,666	33,334	2.18	March 14, 2013	March 14, 2018
	133,333	266,667	1.11	February 25, 2014	February 25, 2022
	83,333	166,667	1.11	March 10, 2014	March 10, 2022

Tom S. Q. Yip(2)	600,000	-	8.07	August 23, 2011	March 31, 2015
CFO	500,000	-	3.17	August 24, 2012	March 31, 2015
	83,333	41,667	2.18	March 14, 2013	March 31, 2015
	110,000	220,000	1.11	February 25, 2014	March 31, 2015
(1)	All options presented in this table vest as to one-third on the date of grant, one-third on the first anniversary of the grant date, and the balance on the second anniversary of the grant date.
(2)	Mr. Yip resigned as CFO on December 31, 2014. Accordingly, all incentive stock options held by Mr. Yip expired on March 31, 2015.

The Company has not granted any share-based awards. There are no estimated future payouts under non-equity or equity incentive plan awards.

None of the NEOs exercised option-based awards during the year ended December 31, 2014.

Employment Agreements, Termination and Change of Control Benefits

Employment Agreement with Thomas E. Irwin

Mr. Irwin was appointed Chief Executive Officer effective January 1, 2014. Prior to his appointment as CEO, he has served as the Company’s Vice President, Alaska responsible for Alaska activities. Tower US entered into an employment agreement with Mr. Irwin, effective January 1, 2014, to serve as its Chief Executive Officer. Pursuant to the terms of this agreement, Mr. Irwin is to receive an annual base salary of $365,000 and an annual discretionary performance bonus targeted at up to 100 percent of the base salary. The grant of any such performance payment shall be in the sole discretion of the Board. Mr. Irwin’s eligibility to receive such performance payment is conditioned upon his continued employment through December 31st of the applicable year. Mr. Irwin is also entitled to other benefits made available to the senior executive officers of Tower US, including reimbursement of all medical, dental and vision plan premiums, not to exceed $26,000 annually.

Mr. Irwin was granted 400,000 stock options in February 2014 and an additional 250,000 stock options in March 2014 in connection with his role as Chief Executive Officer. See the “Outstanding Equity Awards” table as at December 31, 2014 above for a description of vesting and other terms applicable to Mr. Irwin’s option grants.

The employment agreement with Mr. Irwin is for an indefinite term and is an “at will” agreement, which means that either Tower US or Mr. Irwin may terminate the employment relationship without notice and without payment of any compensation (including voluntary resignation, retirement, termination with or without cause) except as otherwise provided. Mr. Irwin’s employment agreement specifically provides for a severance payment upon termination under certain events. Under the terms of the employment agreement, the Company may terminate Mr. Irwin’s employment in its sole discretion without cause and for any reason whatsoever, in which event Mr. Irwin would be entitled to receive an amount equal to his annual base salary plus the portion of annual bonus earned. Under the terms of the employment agreement, upon termination after a change of control, Mr. Irwin would be entitled to receive an amount equal to his annual base salary plus the annual guideline bonus, immediate vesting of any unvested stock options and continuation of medical benefits for a period of one year.

“Change of Control” means:

(a)	any person or group of affiliated or associated persons acquires more than 50% of the voting power of the Company;

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(b)	the consummation of a sale of all or substantially all of the assets of the Company;

(c)	the liquidation or dissolution of the Company;

(d)	a majority of the members of the Board are replaced during any 12-month period by Board members whose nomination or election was not approved by the members of the Board at the beginning of such period (the “Incumbent Board”) (provided that any subsequent members of the Board whose nomination or election was previously approved by the Incumbent Board shall thereafter be also deemed to be a member of the Incumbent Board); or

(e)	the consummation of any merger, consolidation, or reorganization involving the Company in which, immediately after giving effect to such merger, consolidation or reorganization, less than 51% of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in the aggregate by the shareholders of the Company immediately prior to such merger, consolidation or reorganization. Notwithstanding the foregoing, in no event shall a Change of Control be deemed to occur in the event of a sale of Company securities or debt as part of a bona fide capital raising transaction or internal corporate reorganization.

Employment Agreement with Tom S.Q. Yip

Tower US entered into an employment agreement with Mr. Yip, effective September 7, 2011, to serve as its CFO. Mr. Yip’s employment agreement was amended on March 11, 2013. Pursuant to the terms of the amended agreement, Mr. Yip was to receive an annual base salary of $350,000 and an annual discretionary performance bonus targeted at up to 100 percent of the base salary. The grant of any such performance payment was in the sole discretion of the Board. Mr. Yip’s eligibility to receive such performance payment was conditioned upon his continued employment at time of payment. Mr. Yip was also entitled to other benefits made available to the senior executive officers of Tower US, including participation in any benefit plans and policies.

In addition, the Company granted Mr. Yip 600,000 stock options upon commencement of employment, 500,000 stock options in 2012; 125,000 stock options in 2013; and 330,000 stock options in 2014. See the “Outstanding Equity Awards” table as at December 31, 2014 above for a description of vesting and other terms applicable to Mr. Yip’s option grants.

The existing employment agreement was for an indefinite term and was an “at will” agreement, which means that either Tower US or Mr. Yip may terminate the employment relationship without notice and without payment of any compensation (including voluntary resignation, retirement, termination with or without cause) except as otherwise provided.

Mr. Yip resigned from both Tower US and the Company effective December 31, 2014. Under the terms of Mr. Yip’s separation agreement with Tower US, Mr. Yip was paid an amount of $350,000. Tower US and Mr. Yip entered into a Consulting Agreement effective January 1, 2015. As a consultant for Tower US, Mr. Yip will be paid $15,000 per month for a period of up to six months under the terms of the Consulting Agreement.

The following table shows the estimated severance payment payable to the Company’s current NEOs if they were terminated on December 31, 2014 after a change in control.

Name	Salary ($)	Bonus ($)	Stock Option Awards(1)	All Other Compensation ($)(2)	Total ($)
Thomas E. Irwin (CEO)	365,000	365,000	-	35,000	765,000
Tom S. Q. Yip (CFO)(3)	700,000	700,000	-	35,000	1,435,000

1)	Calculated using the closing market price of Common Shares on the TSX on December 31, 2014 (C$0.52 per share) less the exercise price per share.
2)	Estimated based on annual salary contribution to the 401(k) plan subject to the contribution limit as prescribed by the Internal Revenue Service and continuation of medical benefits for a period of twelve months.
3)	Mr. Yip resigned from the Company on December 31, 2014 and received a negotiated severance package. See “Employment Agreement with Tom S.Q. Yip” above. Consequently, the detailed severance provisions effective on a change of control no longer apply.

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Director Compensation

The Board has approved the payment of annual retainer fees to the non-management directors of the Company in recognition of the fact that service as a director in an active resource exploration company such as the Company requires a significant commitment of time and effort and the assumption of increasing liability. Executive officers who are also directors (there are not presently any executive officers who are also directors) are not paid additional compensation for their services on the Board. For the year ended December 31, 2014, independent directors received an annual retainer of CAD 37,000 and the Chair received an annual retainer CAD 55,000.

The Company reimburses all directors for their out-of-pocket costs incurred in attending Board and Board committee meetings.

Director Compensation Table

The following table discloses all amounts of compensation provided to the Company’s directors for the Company’s most recently completed financial year.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Anton Drescher	33,500	58,114	-	91,614
John Ellis(1)	30,708	24,329	-	55,037
Mark Hamilton	33,500	58,114	-	91,614
Stephen Lang(2)	45,647	24,329	-	69,976
Thomas Weng	33,500	58,114	-	91,614
1)	Mr. Ellis was appointed to the Board on February 1, 2014.
2)	Mr. Lang was appointed to the Board and elected Chairman of the Board on February 1, 2014.

Outstanding Option-Based Awards

The following table sets forth the option-based awards granted to directors that were outstanding as at December 31, 2014:

Option-based Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price (C$)	Option grant date	Option expiration date	Value of unexercised in-the-money options ($)(1)
Anton Drescher	200,000 20,000 20,000	- 40,000 40,000	3.17 1.11 1.11	August 24, 2012 February 25, 2014 March 10, 2014	August 24, 2017 February 25, 2022 March 10, 2022	- - -
John Ellis	20,000	40,000	1.11	February 25, 2014	February 25, 2022	-
Mark Hamilton	200,000 20,000 20,000	- 40,000 40,000	3.17 1.11 1.11	August 24, 2012 February 25, 2014 March 10, 2014	August 24, 2017 February 25, 2022 March 10, 2022	- - -
Stephen Lang	20,000	40,000	1.11	February 25, 2014	February 25, 2022	-
Thomas Weng	20,000 20,000	40,000 40,000	1.11 1.11	February 25, 2014 March 10, 2014	February 25, 2022 March 10, 2022	- -

1)	Valued using the closing market price of Common Shares on the TSX on December 31, 2014 (C$0.52 per share) less the exercise price per share.

The Company has not granted any share-based awards. All options presented in this table vest as to one-third on the date of grant, one-third on the first anniversary of the grant date, and the balance on the second anniversary of the grant date.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth details of all equity compensation plans of the Company as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (C$)	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans
Equity Compensation Plans Approved by Securityholders(1)	5,854,000	2.68	5,777,363
Equity Compensation Plans Not Approved By Securityholders	-	-	-
Total	5,854,000	2.68	5,777,363

(1) The Company’s only equity compensation plan is the 2006 Incentive Stock Option Plan.

2006 Incentive Stock Option Plan

The Company’s 2006 Incentive Stock Option Plan (Stock Option Plan”) was approved by shareholders of the Company in September 2006, and subsequently re-approved by shareholders of the Company in November 2007, October 2008 and October 2009. The Stock Option Plan was subsequently amended and approved by shareholders in September 2012. The Stock Option Plan is a “rolling” plan, which means that the maximum number of Common Shares that may be issued pursuant to the exercise of options granted under the Stock Option Plan is 10% of the number of issued and outstanding Common Shares at the date of grant. At the Meeting, shareholders of the Company will be asked to consider and, if thought advisable, re-approve the Stock Option Plan. See “Proposal Five: Re-approval of Stock Option Plan”.

As at April 13, 2015, there were an aggregate of 6,406,200 options outstanding under the Stock Option Plan (5.50% of the issued and outstanding Common Shares as at such date) and an additional 5,225,163 options available for grant (4.50% of the issued and outstanding Common Shares as at such date).

For a brief description of the key provisions of the Stock Option Plan, see “Proposal Five: Re-approval of the Stock Option Plan”.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

No individual who is, or at any time during the last completed financial year was, a director or executive officer of the Company or who is a proposed nominee for election as a director of the Company, or any of their respective associates or affiliates, has been, at any time since January 1, 2014, the beginning of the Company’s last completed financial year, either (a) indebted to the Company or any of its subsidiaries or (b) indebted to an entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set forth elsewhere in this Proxy Statement, no informed person of the Company, proposed director of the Company, or any associate of affiliate of any informed person or proposed director has had any material interest, direct or indirect, in:

(a)	any transaction since January 1, 2014 (being the commencement of the Company’s last completed financial year); or

(b)	any proposed transaction,

which materially affected or would materially affect the Company or any of its subsidiaries.

As defined in National Instrument 51-102, “informed person” means:

(a)	a director or executive officer of a reporting issuer;

(b)	a director or executive officer of a person or company that is itself an informed person or subsidiary of a reporting issuer;

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(c)	any person or company who beneficially owns, directly or indirectly, voting securities of a reporting issuer or who exercises control or direction over voting securities of a reporting issuer or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of the reporting issuer other than voting securities held by the person or company as underwriter in the course of a distribution; and

(d)	a reporting issuer that has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

MANAGEMENT CONTRACTS

The management functions of the Company during 2014 were not, to any substantial degree, performed by a person or persons other than the Company’s directors or senior officers.

With the resignation of Mr. Yip as CFO on December 31, 2014, the Company and Mr. Yip entered into a short-term consulting agreement, whereby Mr. Yip agreed to provide ongoing financial consulting services during a transition period of up to six months to June 30, 2015 while the Company locates and retains a new CFO. Mr. Yip will be paid the sum of $15,000 per month during this contract.

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PROPOSAL THREE – APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended that PricewaterhouseCoopers, LLP (“PwC”) be nominated for appointment at the Meeting as the Company’s independent auditors for the fiscal year ended December 31, 2015. PwC are the current independent auditors for the Company, and were first appointed as such on March 16, 2012.

Accordingly, unless such authority is withheld, the persons named in the accompanying proxy intend to vote for the appointment of PwC as auditors of the Company for the financial year ending December 31, 2015 and to authorize the Directors to fix the auditors’ remuneration.

Representatives of PwC are expected to be present at the Meeting and will have the opportunity to make a statement if they desire. Also, PwC will be available to respond to appropriate questions from shareholders.

Independent Auditors Fees

The following table provides amounts billed by the independent auditors for professional services rendered to the Company during the last two fiscal years:

Fiscal Year Ended December 31, 2014:	Audit Fees ($)	Audit-Related Fees ($)		Tax Fees ($)	All Other Fees ($)	Total Fees ($)
PricewaterhouseCoopers LLP	76,054	56,361	(1)	-	-	132,415

Fiscal Year Ended December 31, 2013:
PricewaterhouseCoopers LLP	67,970	43,695	(1)	-	-	111,665
MacKay LLP	-	12,138	(2)	-	-	12,138
1)	Audit-related fees consisted of procedures related to interim financial statements.
2)	Audit-related fees billed by MacKay LLP during 2013 consisted of procedures related to the restatement of prior periods in conjunction with the Company’s transition from International Financial Reporting Standards to U.S. GAAP financial statements.

The Audit Committee has established procedures for engagement of an independent registered public accounting firm to perform services other than audit, review and attest services. In order to safeguard the independence of the Company’s auditor, for each engagement to perform such non-audit service, (a) the Company and the auditor affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable laws, rules or regulations; (b) the Company describes the reasons for hiring the auditor to perform the services; and (c) the auditor affirms to the Audit Committee that it is qualified to perform the services. The Audit Committee has delegated to its Chair its authority to pre-approve such services in limited circumstances, and any such pre-approvals are reported to the Audit Committee at its next regular meeting. All services provided by PwC in 2014 were permissible under applicable laws, rules and regulations and were pre-approved by the Audit Committee in accordance with its procedures.

Vote Required for Approval

With respect to the appointment of the auditors, the allowable votes are “For” and “Withhold”. “Withhold” votes do not represent “Against” votes. Accordingly, a single vote “For” will be sufficient to elect PricewaterhouseCoopers LLP, who are proposed by the Company’s Audit Committee for appointment as the Company’s auditors for the fiscal year ending December 31, 2015.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS AUDITOR/INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY.

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REPORT OF THE AUDIT COMMITTEE

The information contained in the following Audit Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

Audit Committee Report

The Audit Committee has reviewed and discussed with the Company and PwC, the Company’s independent auditors for the Fiscal Year 2014, the audited financial statements of the Company for the fiscal year ended December 31, 2014. The Audit Committee has also reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with PwC the matters required under applicable professional auditing standards and regulations as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received and reviewed the written disclosures and letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Submitted by the following members of the Audit Committee of the Board:

Anton Drescher, Chair

Mark Hamilton

Thomas Weng

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PROPOSAL FOUR - ADVISORY VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, at the Meeting shareholders will be asked to approve the following advisory, non-binding resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

The Company is asking shareholders to approve an advisory, non-binding resolution on compensation of its named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to the Company’s fiscal year 2014 executive compensation programs and policies and the compensation paid to the NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs as described in this Proxy Statement.

Although the vote on this proposal is advisory only, the Board and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

Vote Required for Approval

The affirmative vote of a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on Proposal Four is required to approve the matter.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

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PROPOSAL FIVE – RE-APPROVAL OF STOCK OPTION PLAN

Background

The rules of the Toronto Stock Exchange (the “TSX”) require that, if a listed issuer has a stock option plan that does not have a fixed maximum number of shares issuable, the shareholders of the issuer must approve and re-affirm the stock option plan and any unallocated options every three years. As three year term prescribed by the TSX expires for the Stock Option Plan on September 19, 2015, an ordinary resolution will be placed before shareholders at the Meeting re-approving the Stock Option Plan and approving any unallocated options under the Stock Option Plan.

The only change made by the directors to the Stock Option Plan that was approved by the shareholders in 2012 is to amend Section 19.2 of the Stock Option Plan to extend the expiry date of the Stock Option Plan from August 22, 2016 (being the date 10 years after the adoption of the Stock Option Plan) until December 31, 2018. This has been done so that the Stock Option Plan will not expire (assuming that it is re-approved at the Meeting) prior to the next required re-approval by the shareholders, which would occur at the annual general meeting to be held in 2018.

Purpose of the Stock Option Plan

The Stock Option Plan is intended as an incentive to enable the Company to attract and retain qualified directors, officers, employees and consultants of the Company and its affiliates, promote a proprietary interest in the Company and its affiliates among its employees, officers, directors and consultants, and stimulate the active interest of such persons in the development and financial success of the Company and its affiliates.

General Description of the Stock Option Plan

The Stock Option Plan is administered by the Compensation Committee of the Board (“CC”). Options are granted by the Board based upon the recommendations of the CC. The following is a brief description of the Stock Option Plan, which description is qualified in its entirety by the Stock Option Plan.

1.	Options may be granted to Employees, Officers, Directors, Non-Employee Directors, Management Company Employees, and Consultants (all as defined in the Stock Option Plan) of the Company and its affiliates who are, in the opinion of the CC, in a position to contribute to the success of the Company or any of its affiliates or who, by virtue of their service to the Company or any predecessors thereof or to any of its Affiliates, are in the opinion of the CC, worthy of special recognition.

2.	The aggregate number of Common Shares that may be made issuable pursuant to options granted under the Stock Option Plan at any particular time (together with those Common Shares which may be issued pursuant to any other security-based compensation plan(s) of the Company or any other option(s) for services granted by the Company at such time), unless otherwise approved by shareholders, may not exceed that number which is equal to 10% of the Common Shares issued and outstanding at such time. For greater certainty, in the event options are exercised, expire or otherwise terminate, the Company may (subject to such 10% limit) grant an equivalent number of new options under the Stock Option Plan and the Company may (subject to such 10% limit) continue to grant additional options under the Stock Option Plan as its issued capital increases, even after the Stock Option Plan has received regulatory acceptance and shareholder approval.

3.	The number of Common Shares subject to each option will be determined by the Board at the time of grant (based upon the recommendations of the CC), provided that the maximum aggregate number of Common Shares issued pursuant to the exercise of options granted to insiders under the Stock Option Plan (together with those Common Shares which may be issued pursuant to any other security-based compensation plan of the Company or any other options for services granted by the Company) within a twelve (12) month period shall not exceed ten percent (10%) of the issued and outstanding number of Common Shares. Subject to the overall 10% limit described in 2 above, and the limitations on options to insiders as set forth above, there is no maximum limit on the number of options which may be granted to any one person.

4.	The exercise price of an option will be set by the CC in their discretion, but such price shall be fixed in compliance with the applicable provisions of the TSX Company Manual in force at the time of grant (currently required to be not less than the “volume weighted average trading price” - calculated by dividing the total value by the total volume of Common Shares traded on the TSX during the relevant period - of the common shares on the TSX for the five trading days immediately prior to the date of grant) and, in any event, will not be less than the closing price of the Common Shares on the TSX on the day prior to the option grant.

5.	Options may be exercisable for a period of up to ten years from the date of grant. The Stock Option Plan does not contain any specific provisions with respect to the causes of cessation of entitlement of any optionee to exercise his option, provided, however, that the Board may, at the time of grant, determine that an option will terminate within a fixed period (which is shorter than the option term) upon the ceasing of the optionee to be an eligible optionee (for whatever reason) or upon the death of the optionee, provided that, in the case of the death of the optionee, an option will be exercisable only within one year from the date of the optionee’s death.

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6.	Notwithstanding the expiry date of an option set by the Board, the expiry date will be adjusted, without being subject to the discretion of the Board or the CC, to take into account any blackout period imposed on the optionee by the Company. If the expiry date falls during, or within ten (10) business days after, a blackout period, then the expiry date of such option will, without any further action by the CC or the Board, be extended to the close of business on the tenth business day after the end of such blackout period.

7.	The Stock Option Plan does not provide for any specific vesting periods. The CC may, at the time of grant of an option, determine when that option will become exercisable and any applicable vesting periods, and may determine that that option will be exercisable in installments.

8.	On the occurrence of a takeover bid, issuer bid or going private transaction, the Board has the right to accelerate the date on which any option becomes exercisable and may, if permitted by applicable legislation, permit an option to be exercised conditional upon the tendering of the Common Shares thereby issued to such bid and the completion of, and consequent taking up of such Common Shares under, such bid or going private transaction.

9.	Options are non-assignable (except as specifically provided in the Stock Option Plan in the event of the death of the optionee), and may, during his/her lifetime, only be exercised by the optionee.

10.	The exercise price per Common Share under an option may be reduced, at the discretion of the Board (upon the recommendation of the CC), if:

(a)	at least six months has elapsed since the later of the date such option was granted and the date the exercise price for such option was last amended; and

(b)	shareholder approval is obtained, including disinterested shareholder approval if required by the TSX.

11.	The present policy of the Board is not to provide any financial assistance to any optionee in connection with the exercise of any option.

12.	The present policy of the Board is not to transform an option granted under the Stock Option Plan into a stock appreciation right.

13.	If there is any change in the number of Common Shares outstanding through any declaration of a stock dividend or any consolidation, subdivision or reclassification of the Common Shares, the number of Common Shares available under the Stock Option Plan, the Common Shares subject to any granted stock option and the exercise price thereof will be adjusted proportionately, subject to any approval required by the TSX. If the Company amalgamates, merges or enters into a plan of arrangement with or into another corporation, and the Company is not the surviving or acquiring corporation, then, on any subsequent exercise of such option, the optionee will receive such securities, property or cash which the optionee would have received upon such reorganization if the optionee had exercised his or her option immediately prior to the record date.

14.	The Stock Option Plan provides that, subject to the policies, rules and regulations of any lawful authority or regulatory body having jurisdiction over the Company (including the TSX), the Board may, at any time, without further action or approval by the shareholders of the Company, amend the Stock Option Plan or any option granted under the Stock Option Plan (or related stock option agreement) for administrative purposes or in such other respects as it may consider advisable including, without limitation, to:

(a)	ensure that the options granted under the Stock Option Plan will comply with any provisions respecting stock options in tax and other laws in force in any country or jurisdiction of which a optionee to whom an option has been granted may from time to time be resident or a citizen;

(b)	correct any defect or omission or reconcile any inconsistency in the Stock Option Plan, any option or option agreement;

(c)	change vesting provisions of an option or the Stock Option Plan;

(d)	subject to (m) below, change termination provisions of an option;

(e)	add or modify a cashless exercise feature providing for payment in cash or securities upon the exercise of options;

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(f)	ensure compliance with applicable laws or the requirements of the TSX or any regulatory body or stock exchange with jurisdiction over the Company;

(g)	add or change provisions relating to any form of financial assistance provided by the Company to participants under the Stock Option Plan that would facilitate the purchase of securities under the Stock Option Plan;

provided that shareholder approval shall be obtained for any amendment that results in:

(h)	an increase in the common shares issuable under options granted pursuant to the Stock Option Plan;

(i)	a change in the persons who qualify as participants eligible to participate under the Stock Option Plan;

(j)	a reduction in the exercise price of an option;

(k)	the cancellation and reissuance of any option;

(l)	the extension of the term of an option;

(m)	a change in the insider participation limit contained in subsection 5.1(b) (see paragraph 3 above);

(n)	options becoming transferable or assignable other than for the purposes described in section 10; and

(o)	a change in the amendment provisions contained in section 16 (the section which permits the foregoing amendments).

The Stock Option Plan has been accepted for filing by the TSX, subject to the approval thereof by the shareholders at the Meeting.

Outstanding Options

As at April 13, 2015, there were incentive stock options outstanding under the Stock Option Plan to purchase an aggregate of 6,406,200 Common Shares, representing 55% of the available options, and 5.50% of the issued capital, as at that date. As at April 13, 2013, a total of 11,631,363 options (representing 10% of the outstanding capital as at that date) are permitted to be granted under the Stock Option Plan (if the Stock Option Plan is approved by the shareholders at the Meeting), and therefore an additional 5,225,163 options (representing 4.50% of the outstanding capital as at that date) are available for grant under the Stock Option Plan as at that date. There were no amendments to the terms of any previously granted options during the financial year ended December 31, 2014.

Shareholder Approval

The shareholders of the Company will be asked to pass the following ordinary resolution, in substantially the following form, re-approving the Stock Option Plan:

Required Re-approval of 2006 Incentive Stock Option Plan

“RESOLVED, AS AN ORDINARY RESOLUTION, THAT:

1.	the 2006 incentive stock option plan (“2006 Plan”) of the Company be and is hereby approved, ratified and confirmed;

2.	the Company be and is hereby authorized to grant stock options pursuant to the terms and conditions of the 2006 Plan over Common Shares equal in number up to an aggregate fixed percentage of 10% of the issued capital of the Company at the time of grant of any stock option from time to time, and all unallocated stock options issuable pursuant to the 2006 Plan be and are hereby specifically authorized and approved until May 28, 2018;

3.	the 2006 Plan shall become effective as of May 28, 2015 and shall require re-approval by the shareholders on or before May 28, 2018 in order to remain effective past that date; and

4.	the directors of the Company are hereby authorized, to the extent permitted under the 2006 Plan, to make such amendments to the 2006 Plan as the directors of the Company may, in their sole discretion, determine are necessary, desirable or useful, including, without limiting the generality thereof, authority, from time to time, to make amendments to the 2006 Plan without the approval of or further authority from the shareholders of the Company, but only as specifically permitted in the 2006 Plan.”

The Board considers that the ability to grant incentive stock options is an important component of its compensation strategy and is necessary to enable the Company to compete for and attract and retain qualified directors, officers, employees and consultants in the industry in which the Company operates. If the 2006 Plan is not re-approved by the shareholders, existing options will not be affected, but the Company will not be entitled to grant additional options, and exercised, expired or terminated options will not be available for re-grant.

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THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
RE-APPROVAL OF THE 2006 INCENTIVE STOCK OPTION PLAN.

PROPOSAL SIX – APPROVAL OF CONTINUATION OF SHAREHOLDER RIGHTS PLAN

The Company adopted a shareholder rights plan agreement (the “Shareholder Rights Plan”) between the Company and Computershare Investor Services Inc., as rights agent, on August 26, 2009. The Shareholder Rights Plan was initially approved by the shareholders on October 15, 2009. In 2012, the Board amended the Shareholder Rights Plan, and the amended Shareholder Rights Plan was subsequently approved by the shareholders of September 19, 2012. A full copy of the Shareholder Rights Plan, as approved by the shareholders, is available under the Company’s profile on SEDAR at www.sedar.com and was filed as Exhibit 4.2 to the Company’s Form 10-K for the fiscal year ended December 31, 2012 on March 13, 2013 and is incorporated herein by reference.

The Shareholder Rights Plan requires re-approval every three years, and will therefore terminate in accordance with its terms if the continuation of the Shareholder Rights Plan is not approved by Independent Shareholders (as defined in the Shareholder Rights Plan) at the Meeting. As of the date of this Proxy Statement, the Company is not aware of any shareholder who is not an Independent Shareholder as defined in the Shareholder Rights Plan. Unless any non-Independent Shareholders are identified prior to the Meeting, all shareholders will be entitled to vote on the resolution to approve the continuation of the Shareholder Rights Plan.

Background

The Company initially adopted the Shareholder Rights Plan in order to provide the shareholders of the Company and the Board with adequate time to consider and evaluate any unsolicited bid made for the Company, to provide the Board with adequate time to identify, develop and negotiate value-enhancing alternatives, if considered appropriate, to any such unsolicited bid, to encourage the fair treatment of shareholders in connection with any takeover bid for the Company and to ensure that any proposed transaction is in the best interests of the shareholders.

In considering whether to submit the Shareholder Rights Plan for continuation at the Meeting, the Board considered the current legislative framework in Canada governing takeover bids. Under provincial securities legislation, a takeover bid generally means an offer to acquire voting or equity shares of a corporation, where the shares subject to the offer to acquire, together with shares already owned by the bidder and any person or company acting jointly or in concert with the bidder, aggregate 20% or more of the outstanding shares of such corporation.

The existing legislative framework for takeover bids in Canada continues to raise the following concerns for shareholders of a corporation:

▪	Time – Current legislation permits a takeover bid to expire 35 days after it is initiated. The Board is of the view that this may not be sufficient time to permit shareholders to consider a takeover bid and to make a reasoned decision about the merits of a takeover bid.

▪	Pressure to Tender – A shareholder may feel compelled to tender to a takeover bid which the shareholder considers to be inadequate out of a concern that, in failing to do so, the shareholder may be left with illiquid or minority discounted shares. This is particularly so in the case of a takeover bid for less than all of a corporations’ shares, where the bidder wishes to obtain a control position but does not wish to acquire all of a corporation’s shares. The Shareholder Rights Plan provides shareholders with a tender approval mechanism which is intended to ensure that a shareholder can separate the decision to tender to the bid from the approval or disapproval of a particular bid, lessening undue pressure to tender.

▪	Unequal Treatment; Full Value – While existing provincial securities legislation has substantially addressed many concerns in this regard, there remains the possibility that control of a corporation may be acquired pursuant to private agreements in which one or a small group of shareholders dispose of shares at a premium to the market price which is not shared with other shareholders. In addition, a person may slowly accumulate shares through stock exchange acquisitions which may result, over time, in an acquisition of control without payment of fair value for control or a fair sharing of a control premium among all shareholders.

While the Shareholder Rights Plan is intended to regulate certain aspects of take-over bids for the Company, it is not intended to deter a bona fide attempt to acquire control of the Company if the offer is made fairly. The Shareholder Rights Plan does not diminish or otherwise affect the duty of the board to give due and proper consideration to any offer that is made and to act honestly, in good faith and in the best interests of the shareholders.

In September, 2014, the Canadian Securities Administrators (“CSA”) proposed a new, harmonized approach to the take-over bid rules in Canada in place of a prior proposal relating to shareholder rights plans (the “Concept Proposal”). Detailed rules enacting the Concept Proposal have not yet been released, and therefore it is uncertain as to the exact form of any such proposals. Based on the CSA’s commentary so far, the Concept Proposal would essentially represent a codification of aspects of “permitted bid” provisions that are found in many shareholder rights plans (including the Shareholder Rights Plan). However, given the uncertainly as to the specific wording and exact nature of any such proposals, and the timing of their enactment, together with the fact that the Concept Proposal, as presently proposed, would not address the issue of “creeping” take-over bids, the Board is of the view that it remains in the best interests of the Company and its shareholders that the Shareholder Rights Plan remain in place.

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Summary of the Rights Plan

The following is a summary of the principal terms of the Shareholder Rights Plan which is qualified in its entirety by reference to the text of the Shareholder Rights Plan (available on www.sedar.com).

Term

If the Shareholder Rights Plan is re-approved at the Meeting, it will remain in force until the termination of the third annual meeting of the shareholders of the Company following the Meeting (subject to early expiry if the Rights (as defined below) are redeemed in accordance with the provisions of the Shareholder Rights Plan).

Issue of Rights

Under the Shareholder Rights Plan, one right (a “Right”) was issued and attached to each of the common shares issued and outstanding on the effective date of the Shareholder Rights Plan (the “Effective Date”). In addition, one Right has been issued and attached to each of the common shares issued subsequent to the Effective Date and, subject to the limitations set forth in the Shareholder Rights Plan, will continue to be issued in respect of each common share issued subsequent to the Effective Date.

Acquiring Person

An “Acquiring Person” is a person that beneficially owns 20% or more of the Company’s outstanding shares. An Acquiring Person does not, however, include the Company or its subsidiaries, any person that becomes the beneficial owner of 20% or more of the Company’s shares as a result of certain exempt transactions, or any person who beneficially owned 20% or more of the Company’s shares prior to the Effective Date. Additionally, a shareholder who crosses the 20% ownership threshold by less than 1% will not inadvertently trigger the Shareholder Rights Plan.

Rights Exercise Privilege

The Rights will separate from the shares to which they attach and become exercisable at the close of business (the “Separation Time”) on the tenth trading day after the earliest of (a) the first date of public announcement by the Company or any other person of facts indicating that any person has become an Acquiring Person, (b) the date of commencement of, or first public announcement of the intent of any person (other than the Company or a subsidiary of the Company) to commence a takeover bid, other than a Permitted Bid or a Competing Permitted Bid (as defined below) and (c) the date upon which a Permitted Bid or Competing Permitted Bid ceases to be such. Subject to adjustment as provided in the Shareholder Rights Plan, each Right entitles the holder to purchase one common share at a price of CAD 64 per share (the “Exercise Price”).

Upon completion of a transaction in or pursuant to which any person becomes an Acquiring Person (a “Flip-in Event”), each Right, other than Rights beneficially owned by an Acquiring Person (or its affiliates and associates and their respective joint actors) will entitle the holder to purchase, at the Exercise Price, that number of common shares having a market value equal to two times the Exercise Price.

Permitted Bid and Competing Permitted Bid Requirements

A “Permitted Bid” is a take-over bid that is made by way of take-over bid circular and, among other things, complies with the following additional requirements:

1.	the bid must be made to all shareholders of the Company (other than the offeror), but does not need to be made for all common shares (i.e. a partial bid is permitted);

2.	the bid must remain outstanding for a minimum of 60 days and contains provisions that no shares will be taken up and paid for unless more than 50% of the shares of the Company held by Independent Shareholders have been tendered to the takeover bid and not withdrawn;

3.	the bid must include provisions which provide that both deposit and withdrawal rights extend through the bid period; and

4.	if more than 50% of the shares of the Company held by Independent Shareholders are tendered to the takeover bid and not withdrawn, the bidder must make a public announcement of that fact and the takeover bid must remain open for deposits of the Company’s shares for an additional 10 business days from the date of such public announcement.

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A “Competing Permitted Bid” is take-over bid made after a Permitted Bid has been made and prior to the expiry of the Permitted Bid. A Competing Permitted Bid must satisfy all the requirements of a Permitted Bid except that it may expire on the same date as the applicable Permitted Bid (subject to the statutory requirement that it be outstanding for a minimum period of 35 days). A Permitted Bid will cease to be a Permitted Bid at any time when such bid ceases to satisfy the requirements of the definition.

Permitted Lockup Agreement Provisions

The Shareholder Rights Plan contains a provision allowing an offeror to enter into “lock-up” agreements with existing shareholders, provided that such agreements meet the criteria specified in the Shareholder Rights Plan.

Waiver and Redemption

With the prior consent of shareholders, the Board may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of shares other than pursuant to a take-over bid made by take-over bid circular to all shareholders of the Company, waive the application of the Shareholder Rights Plan to such Flip-in Event. The Board may also waive the application of the Shareholder Rights Plan to a Flip-in Event that occurs by reason of a take-over bid made by take-over bid circular to all shareholders of the Company, in which event such waiver would be deemed also to be a waiver in respect of any other Flip-in Event occurring under a take-over bid made by way of take-over bid circular to all shareholders of the Company prior to the expiry of the take-over bid in respect of which the waiver is initially granted. The Board may also waive the Shareholder Rights Plan in respect of a particular Flip-in Event that has occurred through inadvertence, provided that the Board determines that the Acquiring Person became an Acquiring Person by inadvertence and the Acquiring Person reduces its beneficial ownership of shares to less than 20%.

At any time prior to the occurrence of a Flip-in Event, the Board may, with the approval of the holders of common shares prior to the Separation Time (or with the approval of the holders of Rights after the Separation Time), redeem all but not less than all of the outstanding Rights at a price of $0.00001 per Right. If a person acquires common shares pursuant to a Permitted Bid, a Competing Permitted Bid or pursuant to a take-over bid in respect of which the Board has waived the application of the Shareholder Rights Plan, the Board shall be deemed to have elected to redeem the Rights at the redemption price.

Supplements and Amendments

The Company is authorized to make amendments to the Shareholder Rights Plan to correct any clerical or typographical error, or to maintain the validity of the Shareholder Rights Plan as a result of changes in law or regulation. Other amendments or supplements to the Shareholders Rights Plan may be made with the prior approval of shareholders.

Shareholder Approval

At the Meeting, shareholders will be asked to consider and, if deemed advisable, approve the continuation of Shareholder Rights Plan. The text of the ordinary resolution which management of the Company intends to place before the Meeting for consideration and approval is as follows:

BE IT RESOLVED THAT:

1.	The Shareholder Rights Plan of the Company be continued, and the Amended & Restated Shareholder Rights Plan Agreement dated August 26, 2009 as amended and restated on September 19, 2012 be and is hereby continued, confirmed and approved; and

2.	Any director or officer of the Company be and is hereby authorized and directed, for and in the name of and on behalf of the Company, to execute and deliver, or cause to be executed and delivered, whether under corporate seal of the Company or otherwise, such certificates, instruments, agreements, notices and other documents, and to do or cause to be done all such other acts and things, as such director or officer determines to be necessary or desirable in connection with the foregoing, such determination to be conclusively evidenced by the execution of such document or the taking of any such act.

If such resolution is not approved by the shareholders of the Company at the Meeting, the Shareholder Rights Plan will cease to have effect upon the conclusion of the Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE CONTINUATION OF THE SHAREHOLDER RIGHTS PLAN.

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OTHER MATTERS

The Board knows of no other matters to be brought before the Meeting. However, if other matters should come before the Meeting each person named in the proxy is entitled to vote such proxy in accordance with his own judgment on such matters.

Shareholder Proposals

Pursuant to the rules of the Securities and Exchange Commission, shareholder proposals intended to be presented at the 2016 Annual General Meeting of shareholders and to be included in the Company’s proxy materials for the 2016 Annual General Meeting of shareholders must be received by the Company at its registered office in Vancouver, British Columbia, by no later than December 19, 2015, which is 120 calendar days before the date the Company’s proxy statement is released to shareholders in connection with the previous year’s annual meeting, if such proposals are to be considered timely and included in the proxy materials. If the next annual meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. The inclusion of any shareholder proposal in the proxy materials for the 2016 Annual General Meeting of shareholders will be subject to the applicable rules of the Securities and Exchange Commission.

Proxies for the 2016 Annual General Meeting of shareholders will confer discretionary authority to vote with respect to all proposals of which the Company does not receive proper notice by 45 days before the date on which the Company first sent its proxy materials for the prior year’s annual general meeting of shareholders. If the date of the meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the registrant sends its proxy materials for the current year.

The Company’s Articles do not provide a method for a shareholder to submit a proposal for consideration at the 2016 annual general meeting of shareholders. However, the BCBCA, in Division 7 of Part 5, “Shareholder Proposals”, sets forth the procedure by which a person who:

(a)	is a registered owner or beneficial owner of one or more Common Shares; and

(b)	has been a registered owner or beneficial owner of one or more such Common Shares for an uninterrupted period of at least 2 years before the date of the signing of the proposal,

may submit a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of the Company (a “proposal”). The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. In general, for a proposal to be valid, it must be supported in writing by the holders of either at least 1% of the issued Common Shares or Common Shares having an aggregate value of CAD 2,000, must contain certain information and must be submitted to the registered office of the Company at least three months before the anniversary of the Company’s last annual general meeting.

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ADDITIONAL INFORMATION

Additional information regarding the Company and its business activities is available on the SEDAR website located at www.sedar.com under “Company Profiles – International Tower Hill Mines Ltd.” and the SEC’s internet website at www.sec.gov. The Company’s financial information is provided in the Company’s comparative financial statements and related management discussion and analysis for its most recently completed financial year and may be viewed on the SEDAR website and the SEC’s website at the locations noted above. Shareholders of the Company may request copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (filed as the Company’s 2014 Annual Information Form) and financial statements and related management discussion and analysis for the fiscal year ended December 31, 2014 by contacting the Corporate Secretary of the Company by mail at Suite 2300 – 1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/Marla Ritchie
Marla Ritchie
Secretary

Vancouver, British Columbia,

Canada

April 13, 2015

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INTERNATIONAL TOWER HILL MINES LTD.

Computershare

8th Floor, 100 University Avenue

Toronto, Ontario M5J 2YI

www.computershare.com

Security Class
COMMON

Holder Account Number

Form of Proxy - Annual General Meeting to be held on Thursday, May 28, 2015

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly; however, where no choice is, or both choices are, specified by a holder with respect to a resolution set out in this proxy, the proxyholder is directed to vote the securities represented by this proxy as recommended by Management.

6.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

7.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 4:30 PM (Pacific Daylight Time) on Monday, May 25, 2015.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

•	Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

•	Go to the following web site: www.investorvote.com
•	Smartphone? Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

Appointment of Proxyholder

I/We being holder(s) of International Tower Hill Mines Ltd. hereby appoint: Stephen Lang, the Chair of the Board, or failing him, Tom Irwin, the Chief Executive Officer,

OR

Print the name of the person you are appointing if this person is someone other than Stephen Lang or Thomas Irwin _______________________________________________

as my/our proxyholder, with full power of substitution, and to attend, act and vote for and on behalf of the holder in accordance with the following directions (or if no choice has, or both choices have, been specified, as recommended by Management) and all other matters that may properly come before the Annual General Meeting of shareholders of International Tower Hill Mines Ltd. to be held in the Main Boardroom, Suite 1300, 777 Dunsmuir Street, Vancouver, British Columbia, Canada, on Thursday, May 28, 2015 at 9:00 AM (Pacific Daylight Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Fixing Number of Directors	For	Against
To fix the number of Directors at five.	☐	☐

2. Election of Directors	For	Withhold
01. Anton Drescher	☐	☐
02. John Ellis	☐	☐
03. Mark Hamilton	☐	☐
04. Stephen Lang	☐	☐
05. Thomas Weng	☐	☐

3. Appointment of Auditors
Appointment of PricewaterhouseCoopers LLP, Chartered Accountants, as Auditors of the Company for the fiscal year ending December 31, 2015 and authorizing the Directors to fix their remuneration.	For ☐	Withhold ☐

4. Advisory Vote on Compensation of NEO's	For	Against	Abstain
To approve the compensation paid to the Company’s NEO’s on an advisory non-binding basis.	☐	☐	☐

5. Vote on Re-Approval of the 2006 Incentive Stock Option Plan	For	Against	Abstain
To re-approve the Company’s 2006 Incentive Stock Option Plan, and any unallocated options thereunder.	☐	☐	☐

6. Vote on Continuation of Shareholder Rights Plan	For	Against	Abstain
To continue the Company’s Shareholder Rights Plan.	☐	☐	☐

Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s)_________________________ Date________________